UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

ARROW ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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William E. Mitchell
Chairman of the Board
March 19, 2008
Dear Shareholder:
You are invited to Arrow’s Annual Meeting of Shareholders, on Friday, May 2, 2008, at the Grand Hyatt New York, 109 East 42nd Street, New York, New York at 11:00 a.m. The formal notice of the meeting and the proxy statement soliciting your vote at the meeting appear on the following pages.
The three matters being put to a vote at the meeting are the election of directors, a proposal to ratify the appointment of our independent registered public accounting firm, and a proposal to authorize an increase in the number of shares which can be issued under the company’s Omnibus Incentive Plan. These matters are discussed more fully in the proxy statement.
Arrow’s Board of Directors recommends the approval of the proposals as being in the best interests of Arrow, and urges you to read the proxy statement carefully before you vote. Your vote is important, regardless of the number of shares you own.
Under the rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials to our shareholders online, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice includes instructions on how to access and review the materials, and how to access your proxy card and vote, online. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.
Please make sure you vote whether or not you plan to attend the meeting. You can cast your vote at the meeting, by mailing your proxy card in the postage-paid return envelope, by telephone or online by following the instructions on either the proxy card or the Notice of Internet Availability.

Sincerely yours,

William E. Mitchell
Chairman of the Board

ARROW ELECTRONICS, INC.
50 Marcus Drive
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE
11:00 a.m. on Friday, May 2, 2008
PLACE
Grand Hyatt New York
109 East 42nd Street
New York, New York 10017
ITEMS OF BUSINESS
     The annual meeting will be held:
1.	To elect directors of Arrow for the ensuing year.

2.	To act upon a proposal to ratify the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

3.	To approve an amendment to the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan to increase the aggregate number of shares of Arrow common stock available for issuance to plan participants.
RECORD DATE
     Only shareholders of record at the close of business on March 12, 2008 are entitled to notice of and to vote at the meeting or any adjournments thereof.
PROXY MATERIALS AND ANNUAL REPORT
     Shareholders who have received a Notice of Internet Availability of Proxy Materials by mail will receive a printed copy of the proxy materials and our annual report only upon request. The Notice of Internet Availability has instructions for access to and review of our proxy materials online, as well as instructions for online voting.
     Arrow’s 2007 Annual Report (which is not a part of the proxy soliciting material), and this proxy statement were made available through www.proxyvote.com on or about March 19, 2008, and are also available at the Investor Relations section of the company’s website at www.arrow.com.

PROXY VOTING
     Shareholders can vote by completing and returning the proxy card, online, by telephone, or by attending the meeting. The Notice of Internet Availability and the proxy card itself have detailed instructions for voting.
     Shareholders may revoke a proxy (change or withdraw the vote) at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors Peter S. Brown Secretary

ARROW ELECTRONICS, INC.
ANNUAL MEETING OF SHAREHOLDERS
To be Held May 2, 2008

ARROW ELECTRONICS, INC.
50 Marcus Drive
Melville, New York 11747

PROXY STATEMENT
in connection with the
2008 Annual Meeting of Shareholders
The Purpose of this Statement
     The Board of Directors of Arrow Electronics, Inc., a New York corporation (“Arrow” or the “company”), is furnishing this proxy statement to all shareholders of record to solicit proxies to be voted at the 2008 Annual Meeting of Shareholders, and any adjournments of the meeting. By returning the completed proxy card, or voting over the telephone or internet, you are giving instructions on how your shares are to be voted at the Annual Meeting.
Invitation to the Annual Meeting
     You are invited to attend the 2008 Annual Meeting of Shareholders on Friday, May 2, 2008, beginning at 11:00 a.m. The meeting will be held at the Grand Hyatt New York, 109 East 42nd Street, New York, New York 10017.
Voting Instructions
     Please complete, sign, and date your proxy card and return it promptly in the postage-paid return envelope provided, or vote your shares by telephone or through the internet. Whether or not you plan to attend the meeting, your prompt response will assure a quorum and reduce solicitation expense.
Shareholders Entitled to Vote
     Only shareholders of Arrow’s common stock at the close of business on March 12, 2008 (the “record date”) are entitled to notice of and to vote at the meeting or any adjournments thereof. As of the record date, there were 125,068,705 shares of Arrow common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

Revocation of Proxies
     The person giving the proxy may revoke it at any time prior to the time it is voted at the meeting by giving written notice to Arrow’s Secretary. If the proxy was given by telephone or through the internet, it may be revoked in the same manner. You may also revoke your proxy by attending the Annual Meeting and voting in person, though merely attending the Annual Meeting will not automatically revoke your proxy.
Cost of Proxy Solicitation
     Arrow pays the cost of soliciting proxies. Arrow has retained D.F. King & Co., Inc. to assist in soliciting proxies at an anticipated cost of $10,500 plus expenses. Arrow may also request brokers and other nominees holding Arrow common stock to forward soliciting materials to the beneficial owners of that stock and will reimburse them for their expenses in so doing.
CERTAIN SHAREHOLDERS
Holders of More than 5% of Common Stock
     The following table sets forth certain information with respect to the only shareholders known to management to own beneficially more than 5% of the outstanding common stock of Arrow as of March 12, 2008.

Name and Address	Number of Shares
of Beneficial Owner	Beneficially Owned	Percent of Class
FMR LLC (1) 82 Devonshire Street Boston, Massachusetts 02109	15,740,742	12.6%

Mutuelles AXA (2) 26, rue Drouot 75009 Paris, France	13,159,936	10.5%

Wellington Management Company, LLP (3) 75 State Street Boston, Massachusetts 02109	12,050,344	9.6%

JPMorgan Chase & Co. (4) 270 Park Avenue New York, New York 10017	6,633,795	5.3%

(1)	Based upon a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2008 which reflects sole voting power with respect to 1,661,225 shares and sole dispositive power with respect to 15,740,742 shares beneficially owned by FMR LLC, a parent holding company.

(2)
Based upon a Schedule 13G filed with the SEC on February 14, 2008 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, collectively, Mutuelles AXA (insurance companies), AXA and AXA Financial, Inc. (parent holding companies) which reflects sole dispositive power with respect to 13,159,936 shares, sole voting power with respect to 8,827,724 shares, and shared voting power with respect to 293,480 shares beneficially owned by Mutuelles AXA. Of such shares, 9,275,148 are beneficially owned by Alliance Bernstein L.P., an indirect subsidiary of Mutuelles AXA, acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. Additionally, 3,100 shares are held by AXA Equitable Life Insurance Company, an indirect subsidiary of Mutuelles AXA, 3,858,129 shares are held by AXA Rosenberg Investment Management LLC, an AXA entity, 12,500 shares are held by Winterhur, an AXA entity, 8,900 shares are held by AXA Konzern AG (Germany), an AXA entity, and 2,159 shares are held by AXA Investment Managers Paris (France), an AXA entity, solely for investment purposes.

(3)
Based upon a Schedule 13G filed with the SEC on February 14, 2008 which reflects shared voting power with respect to 3,474,102 shares and shared dispositive power with respect to 11,993,944 shares beneficially owned by Wellington Management Company, LLP, a registered investment adviser. The shares beneficially owned by Wellington Management Company, LLP include shares beneficially owned by Vanguard Windsor Funds — Vanguard Windsor Fund, a registered investment company, which has sole voting power with respect to all such shares. Based upon a Schedule 13G filed with the SEC on February 27, 2008, Vanguard Windsor Funds beneficially owns a total of 8,642,867 or 6.9% of the company’s outstanding common stock.

(4)
Based upon a Schedule 13G filed with the SEC on February 1, 2008 which reflects sole dispositive power with respect to 5,876,346 shares, shared dispositive power with respect to 752,373 shares, sole voting power with respect to 5,451,961 shares, and shared voting power with respect to 765,340 shares beneficially owned by JPMorgan Chase & Co., a parent holding company.

Shareholding of Executive Officers and Directors
     As of March 12, 2008, all of the executive officers and directors of Arrow as a group were the beneficial owners of 3,511,475 shares of the company’s common stock, which is 2.8% of the total shares of common stock outstanding. This amount includes 2,484,484 shares, (2.0% of the company’s outstanding common stock) held by the Arrow Electronics Employee Stock Ownership Plan (the “ESOP”) of which William E. Mitchell, Peter S. Brown and Paul J. Reilly are the trustees. As trustees, they have shared power to vote the shares held by the ESOP, and for that reason are deemed to be beneficial owners of them under SEC regulations. The ESOP total also includes shares allocated to the individual accounts of each of the trustees.
     As of March 12, 2008, the “named executive officers” (the Chief Executive Officer, the Chief Financial Officer and each of the other three most highly compensated executive officers of the company) and directors had beneficial ownership of the company’s common stock as follows:

Shares of Common Stock Beneficially Owned

			Common	Acquirable w/in 60	% of Outstanding
	Currently Owned (1)		Stock Units (2)	Days	Common Stock
William E. Mitchell	2,914,479	(3)	—	—	2.3%
Paul J. Reilly	2,624,327	(3)	—	—	2.1%
Michael J. Long	72,167		—	—	*
Peter S. Brown	2,516,902	(3)	—	—	2.0%
M. Catherine Morris	17,475		—	—	*
Daniel W. Duval	46,200		16,256	—	*
Gail E. Hamilton					*
John N. Hanson	23,500		14,287	—	*
Richard S. Hill	—		5,592	—	*
M.F. (Fran) Keeth	—		8,630	—	*
Roger King	26,000		14,580	—	*
Karen Gordon Mills	26,600		23,080	—	*
Stephen C. Patrick	15,000		12,551	—	*
Barry W. Perry	35,000		13,600	—	*
John C. Waddell	31,576		6,290	—	*
Total Executive Officers’ and Director’s Beneficial Ownership	3,390,859	(3)	114,866	5,750	2.8%

*	Represents holdings of less than 1%.

(1)	Includes vested stock options, restricted shares granted, shares held by the ESOP and shares owned independently.

(2)	Includes common stock units deferred by non-employee directors and restricted stock units granted to them under the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan (the “Omnibus Incentive Plan”).

(3)
Includes 2,484,484 shares held by the ESOP, of which Messrs. Mitchell, Reilly and Brown are trustees. Each trustee is deemed a beneficial owner of all of the shares, however the total number of shares shown as beneficially owned by all of the directors and executive officers as a group includes such shares only once.

     Michael J. Long was appointed Arrow’s President and Chief Operating Officer, and a member of the Board of Directors in February 2008. His biography follows under Proposal 1, Election of Directors.
PROPOSAL 1: ELECTION OF DIRECTORS
     Each member of the Board of Directors of Arrow (the “Board”) is to be elected at the meeting to hold office until the next Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified. By resolution of all the current directors, the Board will consist of twelve directors unless and until that number is changed by a resolution of the then current Board. Shareholder proxies solicited under this proxy statement cannot be voted for more than twelve directors.
The Board of Directors recommends a vote for all of the nominees.

     Nominees receiving a plurality of votes cast at the meeting will be elected directors. Consequently, any shares not voted (whether by abstention or broker non-votes) have no effect on the election of directors.
     Management does not contemplate that any of the nominees will be unable or unwilling to serve as a director, but should that happen prior to the voting of the proxies, the persons named in the accompanying proxy reserve the right to substitute another person of their choice when voting at the meeting.
     All of the nominees are currently directors of Arrow and were elected at Arrow’s last annual meeting, except for Ms. Hamilton and Mr. Long, who were appointed to the Board in February 2008.
     Following are the biographies of the twelve nominees:
     Daniel W. Duval, 71, director since 1987
Mr. Duval has been Lead Director of Arrow since May 2006. He was Chairman of the Board from June 2002 to May 2006. He also served as Arrow’s interim Chief Executive Officer from September 2002 to February 2003. He served as interim President and Chief Executive Officer of Robbins & Myers, Inc., a manufacturer of fluids management systems, from December 2003 through July 2004. Mr. Duval is a director of Robbins & Myers, Inc., The Manitowoc Company, Inc., Miller-Valentine Group and Gosiger, Inc.
Gail E. Hamilton, 57, director since 2008
Ms. Hamilton was Executive Vice President of Symantec, an infrastructure software and services provider, for five years prior to January 2005. Previously, she served as the General Manager of the Communications Division of Compaq Computers and as the General Manager of the Telecom Platform Division for Hewlett-Packard Company. She is a director of OpenText Corp., Ixia, and Surgient, Inc.
John N. Hanson, 66, director since 1997
Mr. Hanson has been Non-Executive Chairman of the Board of Joy Global, Inc., a manufacturer of mining equipment for both underground and surface applications, since February 2007. He was Chairman, Chief Executive Officer and President of Joy Global Inc. for more than five years prior thereto. He is a director of the Milwaukee Symphony Orchestra and Chairman of the American Coal Foundation.
Richard S. Hill, 56, director since 2006
Mr. Hill has been Chief Executive Officer and Chairman of the Board of Novellus Systems, Inc., a maker of devices used in the manufacture of advanced integrated circuits, for more than five years. He is a director of LSI Corporation and the University of Illinois Foundation.
M.F. (Fran) Keeth, 61, director since 2004
Mrs. Keeth is retired. She was Executive Vice President of Royal Dutch Shell, plc, and CEO and President of Shell Chemicals Limited, a services company responsible for Royal Dutch Shell’s global petrochemical businesses, from January 2005 to December 2006. She served as Executive Vice President of Customer Fulfillment and Product Business Units for

Shell Chemicals Limited from July 2001 to January 2005 and was President and Chief Executive Officer of Shell Chemical LP, a U.S. petrochemical member of the Royal Dutch/ShellGroup, from July 2001 to July 2006. Mrs. Keeth also serves as a director of Verizon Communications Inc.
Roger King, 67, director since 1995
Mr. King is retired from business. He served as Chief Executive Officer of Sa Sa International Holdings Limited, a retailer of cosmetics, from 1999 until 2002. He is currently an Adjunct Professor in Finance at Hong Kong University of Science and Technology. He also serves as a director of Orient Overseas (International) Limited, Sincere Watch (Hong Kong) Limited and TNT N.V, companies listed on the Hong Kong Stock Exchange and the Euronext Amsterdam, respectively.
Michael J. Long, 49, director since 2008
Mr. Long was appointed President and Chief Operating Officer of Arrow in February 2008. He served as Senior Vice President of the company from January 2006 to February 2008, and, prior thereto, he served as Vice President of the company for more than five years. He was appointed President, Arrow Global Components in September 2006. Prior thereto, he served as President, North America and Asia/Pacific Components from January 2006 until September 2006; President, North America from May 2005 to December 2005; and President and Chief Operating Officer of Arrow Enterprise Computing Solutions from July 1999 to April 2005. He also serves as a director of AmerisourceBergen Corporation.
Karen Gordon Mills, 54, director since 1994
Ms. Mills has served as President of MMP Group, a private equity investor and advisor since 1993. From 1999 to 2007 she was a founding partner and a managing director of Solera Capital, a New York based venture capital firm. She is currently the Lead Director of Scotts Miracle-Gro, a public company. Ms. Mills is the Chair of the Governor’s Council on Competitiveness and the Economy of the state of Maine and serves on the Board of the Maine Technology Institute. She is also a director of the Maine Chapter of the Nature Conservancy.
William E. Mitchell, 64, director since 2003
Mr. Mitchell has been Chief Executive Officer of Arrow since February 2003, and was also President of the company from February 2003 to February 2008. He has been Chairman of the Board of Arrow since May 2006. Mr. Mitchell also serves as a director of Brown-Forman Corporation.
Stephen C. Patrick, 58, director since 2003
Mr. Patrick has served as the Chief Financial Officer of the Colgate-Palmolive Company, a global consumer products company, for more than five years. In his more than 20 years at Colgate-Palmolive he has also held positions as Vice President, Corporate Controller and Vice President of Finance for Colgate Latin America.

     Barry W. Perry, 61, director since 1999
Mr. Perry was Chief Executive Officer and Chairman of the Board of Engelhard Corporation, a surface and materials science company, for more than five years prior to his retirement in June 2006. Mr. Perry is also a director of the Cookson Group plc and Ashland Inc.
     John C. Waddell, 70, director since 1969
Mr. Waddell retired as the Chairman of the Board of Arrow in May 1994 and since that time has served as the Vice Chairman.
THE BOARD AND ITS COMMITTEES
     The Board meets in general sessions with Chairman Mitchell presiding, in meetings limited to non-management directors, which are led by Lead Director Duval, and in its various committees. Committee meetings are open to all members of the Board. Committee memberships and chair assignments are reviewed annually by the Corporate Governance Committee.
     The table below reflects the various positions held by Board members during calendar year 2007. The table and the discussion that follows generally exclude Ms. Hamilton and Mr. Long, who were appointed to the Board in February 2008.

	Audit		Compensation		Corporate Governance
	Jan 2007 — May 2007	May 2007 — Dec 2007	Jan 2007 — May 2007	May 2007 — Dec 2007	Jan 2007 — May 2007	May 2007 — Dec 2007
Daniel W. Duval		•	•	•	•
John N. Hanson				•	▲	•
Richard S. Hill	•	•		•	•
M.F. (Fran) Keeth	•	•	•			•
Roger King		•	•		•	•
Karen Gordon Mills	•		•	▲		•
William E. Mitchell
Stephen C. Patrick	▲	▲				•
Barry W. Perry		•	▲	•
John C. Waddell	•			•	•	▲
     ▲ Chair • Member
Committees
     The audit committee reviews and evaluates Arrow’s financial reporting process and other matters including its accounting policies, reporting practices, and internal accounting controls. The committee also monitors the scope and reviews the results of the audit conducted by Arrow’s independent registered public accounting firm. The committee reviews with the internal audit department the status and results of the annual internal audit plan, assessments of the adequacy and effectiveness of internal controls, and the sufficiency of the department’s resources. The Board has determined that Mr. Patrick is an “audit committee financial expert” as defined by the SEC. In light of the possibility that Mr. Patrick might at some time be unable to attend a meeting of the committee, the Board has also determined that Mrs. Keeth qualifies as an “audit committee financial expert.”

     The compensation committee is responsible for developing and reviewing Arrow’s executive compensation philosophy. It implements that philosophy through compensation programs and plans designed to further Arrow strategy, drive long-term profitable growth and increase shareholder value. The committee reviews and approves the corporate goals and objectives relevant to executive compensation, and, subject to review and ratification by the other independent members of the Board, reviews and approves the base salary, annual incentives, performance and stock-based awards and retirement and other benefits for the Chief Executive Officer and the company’s other principal executives.
     Compensation committee meetings are regularly attended by the company’s Chief Executive Officer, the General Counsel (who also serves as secretary), the Senior Vice President of Human Resources, and, as required, the Chief Financial Officer. Each of the management attendees provides the committee with his or her specific expertise and the business and financial context necessary to understand and properly target financial and performance metrics. None of the members of management has, or is delegated, any decision-making authority as to the compensation of the company’s executive officers, and none of the management invitees are present during the committee’s deliberations regarding their compensation.
     The committee meets regularly to review and manage compensation, review executive-level hiring, retention, and termination arrangements, and a number of related issues. In 2007, these included:
•	Approving the prior year (2006) bonuses, performance share awards and equity grants;

•	setting the Employee Share Ownership Plan (the “ESOP”) share pool;

•	reviewing and approving all compensation plan metrics, goals and targets, and Chief Executive Officer non-financial incentive goals for 2007;

•	reviewing the annual report on the performance of the company’s Pension Investment and Oversight Committee;

•	reviewing the committee’s charter;

•	reviewing the Compensation Discussion and Analysis regarding 2006 and confirming the committee’s Report to Shareholders;

•	receiving advice concerning legislative developments regarding compensation;

•	reviewing the performance of the compensation consultant; and

•	conducting the annual committee self-assessment.
     The committee’s consideration of the performance and compensation of the Chief Executive Officer is conducted in executive session. The committee reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance and the performance of the company itself in light of those goals and objectives.
     Under its charter, the committee may delegate its authority to a subcommittee consisting of one or more members.

     In 2007, the committee directly engaged Pearl Meyer & Partners as a consultant to examine and report exclusively to the committee on best practices in the alignment of compensation programs for the Chief Executive Officer and other members of senior management with corporate goals by providing competitive and benchmarking data, analyses, and recommendations with regard to plan design and target compensation. Pearl Meyer & Partners does not provide any other services to the company.
     Prior to the retention of Pearl Meyer & Partners, the committee had directly engaged Hewitt Associates as its executive compensation consultant to report exclusively to the committee on such matters. It acted in that capacity with respect to 2007 compensation until the engagement of Pearl Meyer & Partners. Hewitt Associates also provided, and continues to provide, services to management, and not the committee, unrelated to executive compensation, including health care benefits consulting and administrative and actuarial support for certain company benefit plans.
     The committee operates under the Compensation Committee Charter, a copy of which is available at the investor relations section of the company’s website, www.arrow.com.
     The corporate governance committee has primary responsibility for developing the corporate governance guidelines for Arrow and for making recommendations with respect to committee assignments and other governance issues. The committee regularly reviews and makes recommendations to the Board regarding the compensation of non-employee directors.
     The committee will consider shareholder recommendations of nominees for membership on the Board as well as those recommended by current directors, company officers, employees, shareholders, and others. Such recommendations may be submitted to Arrow’s Secretary, Peter S. Brown, at Arrow Electronics, Inc., 50 Marcus Drive, Melville, New York, 11747, who will forward them to the committee. The committee’s expectations as to the specific qualities and skills required for directors are set forth in Section 4 of Arrow’s corporate governance guidelines (available at the investor relations section of the company’s website, www.arrow.com.)
     The committee’s initial review of the potential candidate is typically based on any written materials provided to the committee. In connection with the evaluation of potential nominees, the committee determines whether to interview the nominee, and if warranted, the committee, the Chairman of the Board and Chief Executive Officer, the Lead Director and others as appropriate, interview the potential nominees. The committee has retained the services of a third-party executive recruitment firm to assist committee members in the identification and evaluation of potential nominees for the Board.
Independence
     The company’s corporate governance guidelines provide that the Board should consist primarily of independent, non-management directors. For a director to be considered independent under the guidelines, the Board must determine that the director does not have any direct or indirect material relationship with the company and that he or she is not involved in any activity or interest that might appear to conflict with his or her fiduciary duties to the company.
     To be deemed independent, a director must also meet the independence standards in the New York Stock Exchange listing rules, which require that neither such a director nor any member of his or her immediate family:
i)	is, or has been within the last three years, an officer or employee of the company;

ii)	received more than $100,000 from the company (except for director or committee fees) during any twelve-month period in the last three years;

iii)	is employed by or a partner in the company’s independent registered public accounting firm (or, if a former employee or partner, has worked on the audit of the company within the past three years);

iv)
is or has been at any time in the last three years, an executive officer of another company where any of Arrow’s executive officers serves as a member of such other company’s board of directors and compensation committee; and

v)
is an employee (or, in the case of a family member, an executive officer) of a company which has made payments to or received payment from Arrow in excess of the larger of $1 million or 2% of such other company’s consolidated gross revenues in any of the last three fiscal years.

     In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. In making this determination regarding Mr. Hill, the Board considered that Mr. Hill is an independent director of LSI Corporation, a semiconductor manufacturer for which the company is an authorized distributor. In 2007, the company purchased approximately $100,000,000 of LSI products worldwide, an amount equal to approximately 3.8% of LSI’s total sales. In addition to the immateriality of the amount of company sales involved, the Board determined that this relationship did not impair Mr. Hill’s independence because he is an independent director of LSI, and receives compensation from LSI only in connection with his services as such. In addition, Novellus Systems, Inc., of which Mr. Hill is Chairman and Chief Executive Officer, purchased less than $50,000 of product from Arrow in 2007.
     The Board has determined that all of its directors and nominees, other than Mr. Mitchell and Mr. Long, satisfy both the New York Stock Exchange’s independence requirements and the company’s guidelines.
     As required by the company’s corporate governance guidelines and the New York Stock Exchange’s listing rules, all members of the audit, compensation and corporate governance committees are independent, non-management directors.
     No member of the compensation committee is a present or former employee of the company, except for Mr. Duval, who served as interim Chief Executive Officer from September 2002 to February 2003, and Mr. Waddell, who served as Chief Executive Officer of the company until December 1986 and Executive Chairman of the company until May 1994. Under the rules of the New York Stock Exchange, neither Mr. Duval’s interim service nor Mr. Waddell’s prior service alter their respective status as independent, non-management directors. No member of the compensation committee is an employee or director of any company where any employee or director of Arrow serves on the compensation committee.
     All members of the audit committee also satisfy an additional SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Arrow or any of its subsidiaries other than their directors’ compensation.
Meetings and Attendance
     In general, it is the practice of the Board for all of its non-management directors to meet in “executive session” at each Board meeting, with the Lead Director presiding. Consistent with Arrow’s corporate governance guidelines, in 2007 these non-management director meetings included one under the guidance of the Chair of the compensation committee to evaluate the performance of the Chief Executive Officer and one under the guidance of the Chair of the corporate governance committee to discuss senior management development and succession.

     During 2007 there were 9 meetings of the Board, 9 meetings of the audit committee, 10 meetings of the compensation committee, and 3 meetings of the corporate governance committee. All directors attended 75% or more of all of the meetings of the Board and the committees on which they served. It is the policy of the Board that all of its members attend the Annual Meeting of Shareholders absent exceptional cause, and all the members of the Board did so in 2007 but for one member who was absent as a result of a family medical matter.
Director Compensation
     The following table shows the total dollar value of compensation received by all non-employee directors in or in respect of 2007 and the expense recorded by the company in connection with the vesting during 2007 of stock-based compensation.
Non-Employee Director Compensation

			Change in
	Fees Earned or	Stock	Pension Value and
	Paid in Cash	Awards	NQDC Earnings	Total
Name	($)	($)(1)	($)(2)	($)
Daniel W. Duval	98,000	165,313	—	263,313
Gail E. Hamilton	—	—	—	—
John N. Hanson	89,000	60,000	—	149,000
Richard S. Hill	94,000	66,667	—	160,667
M.F. (Fran) Keeth	94,000	60,000	970	154,970
Roger King	90,000	60,000	—	150,000
Karen Gordon Mills	103,000	60,000	—	163,000
Stephen C. Patrick	98,000	60,000	—	158,000
Barry W. Perry	91,000	60,000	6,187	157,187
John C. Waddell	99,000	60,000	—	159,000

(1)
The amounts reflect the expense recorded by the company in connection with the vesting in 2007 of the restricted stock units granted each director in 2006 and 2007. These amounts were calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payment.” Such restricted stock units are valued at the closing market price of the underlying stock at the date of grant and amortized over a one-year vesting period.

(2)
The amounts shown in this column reflect “above-market” interest earnings on amounts deferred under the Non-Employee Director Deferral Plan discussed below. Under that plan, those amounts were deemed to have been deposited into deferral accounts and invested in funds selected by the participants. Based on the amounts actually earned in 2007 by the funds selected by the participants, their deferral accounts had aggregate earnings of $5,597 and $9,801, respectively, in 2007, returns deemed to be “above-market” in the dollar amounts shown in this column because they were greater than 120% of the December 2007 applicable federal long-term rate or 5.68%.

     The following table reflects the number of unvested restricted stock units and unexercised options held by each independent director as of year-end 2007. The company no longer uses stock options as a part of the compensation of independent directors. The prior grants reflected in the table below had ten-year terms. Each vested in two equal installments beginning on the first anniversary of the grant date and had exercises prices set at the market price of Arrow common stock at the close on the date of grant.
Outstanding Equity Awards at Fiscal Year-End

	Option Awards		Stock Awards
	Number of Securities				Market Value of
	Underlying	Option		Number of Shares or	Shares or Units of
	Unexercised Options—	Exercise		Units of Stock Held	Stock Held that Have
	Exercisable	Price	Option Expiration Date	That Have Not Vested	Not Yet Vested
Name	(#)(1)	($)(2)	(2)	(#)(3)	($)(3)
Daniel W. Duval	—	—	—	2,216.75	87,074
	4,000	27.50	5/14/2008	—	—
	4,000	18.13	5/14/2009	—	—
	4,000	33.69	5/23/2010	—	—
	4,000	26.52	5/11/2011	—	—
	4,000	26.23	5/23/2012	—	—
	4,000	16.51	5/23/2013	—	—
John N. Hanson	—	—	—	1,477.83	58,049
	4,000	18.13	5/14/2009	—	—
	4,000	33.69	5/23/2010	—	—
	4,000	26.52	5/11/2011	—	—
	4,000	26.23	5/23/2012	—	—
	4,000	16.51	5/23/2013	—	—
Richard S. Hill	—	—	—	1,477.83	58,049
M.F. (Fran) Keeth	—	—	—	1,477.83	58,049
Roger King	—	—	—	1,477.83	58,049
	4,000	27.50	5/14/2008	—	—
	4,000	18.13	5/14/2009	—	—
	4,000	33.69	5/23/2010	—	—
	4,000	26.52	5/11/2011	—	—
	4,000	26.23	5/23/2012	—	—
	4,000	16.51	5/23/2013	—	—
Karen Gordon Mills	—	—	—	1,477.83	58,049
	4,000	27.50	5/14/2008	—	—
	4,000	18.13	5/14/2009	—	—
	4,000	33.69	5/23/2010	—	—
	4,000	26.52	5/11/2011	—	—
	4,000	26.23	5/23/2012	—	—
	4,000	16.51	5/23/2013	—	—
Stephen C. Patrick	—	—	—	1,477.83	58,049
	15,000	17.27	7/16/2013	—	—
Barry W. Perry	—	—	—	1,477.83	58,049
	15,000	17.44	1/25/2009	—	—
	4,000	18.13	5/14/2009	—	—
	4,000	33.69	5/23/2010	—	—
	4,000	26.52	5/11/2011	—	—
	4,000	26.23	5/23/2012	—	—
	4,000	16.51	5/23/2013	—	—
John C. Waddell	—	—	—	1,477.83	58,049
	4,000	27.50	5/14/2008	—	—
	4,000	18.13	5/14/2009	—	—
	4,000	33.69	5/23/2010	—	—
	4,000	26.52	5/11/2011	—	—
	4,000	26.23	5/23/2012	—	—
	4,000	16.51	5/23/2013	—	—

(1)	For each stock option granted to each non-employee director, shows the number of shares underlying vested stock options.

(2)
These columns reflect the exercise price and expiration date, respectively, for all of the stock options under each award. Each option was granted ten years prior to its expiration date. All of the awards vest in two equal amounts on the first and second anniversaries of the grant date, and have an exercise price equal to the closing market price of the common stock on the grant date.

(3)
These columns reflect the number of unvested restricted stock units held by each non-employee director under each award of restricted stock units and the dollar value of those shares based on the closing market price of the company’s common stock on December 31, 2007.

     The independent members of the Board (that is, all members except Messrs. Mitchell and Long) receive the following fees:

Annual Fee	$50,000
Annual fee for each Board or committee meeting attended	$2,000
Annual fee for service as committee chair	$10,000
Additional annual fee for service as compensation or audit committee chair from and after the 2008 Annual Meeting	$5,000
     Under the terms of the Non-Employee Director Deferral Plan, non-employee directors may defer the payment of all or any portion of their annual retainers and meeting fees until the end of their service on the Board. Unless a different amount is chosen by the director, 50% of the director’s annual retainer fee is deferred and converted to units of Arrow common stock. When the director leaves the Board, each whole stock unit credited to his or her account will be settled with the issuance of one share of common stock. Other amounts that are deferred may be invested for the benefit of the director, or should a director so choose, be converted into the stock units. The units held by each director are included under the heading “Common Stock Units” in the Shares of Common Stock Beneficially Owned table above. The amounts deferred by each director for 2007 are included under the heading “Fees Earned or Paid in Cash” on the Directors Compensation table above.
     Each non-employee director receives an annual grant of restricted stock units valued at $60,000, ($90,000 from and after the 2008 Annual Meeting) based on the fair market value of Arrow common stock on the date of grant. Based on the closing market price of $40.60 on May 8, 2007, the 2007 grant resulted in 1,477.83 restricted stock units being awarded to each director. The units vest on the first anniversary of the grant date, but are not transferable into Arrow common stock, salable or available to be used as collateral until one year after the director leaves the Arrow Board, when each vested unit is settled with the issuance of one share of Arrow common stock.
     For his service as Lead Director, Mr. Duval received an additional grant of restricted stock units valued at $30,000 (738.92 units in 2007, based on the grant-date closing market price of $40.60.)
     Neither Mr. Mitchell nor Mr. Long receive regular compensation for Board service.
Availability of More Information
     Arrow’s corporate governance guidelines, the corporate governance committee charter, the audit committee charter, the compensation committee charter, the company’s Worldwide Code of Business Conduct and Ethics and the Finance Code of Ethics can be found at the investor relations section of the company’s website, www.arrow.com, and are available in print to any shareholder who requests them.

     Shareholders and other interested parties who wish to communicate with the Chairman of the Board or any of the non-management members of the Board may do so by submitting such communication to Arrow’s Secretary, Peter S. Brown, at Arrow Electronics, Inc., 50 Marcus Drive, Melville, New York 11747, who will present any such communication to the directors.
REPORT OF THE AUDIT COMMITTEE
     The audit committee represents and assists the Board by overseeing the company’s financial statements and internal controls; the independent registered public accounting firm’s qualifications and independence; and the performance of the company’s internal audit function and of its independent registered public accounting firm. The committee operates under the Audit Committee Charter, a copy of which is available at the investor relations section of the company’s website, www.arrow.com.
     The audit committee currently consists of six directors, all of whom are independent in accordance with New York Stock Exchange listing standards and other applicable regulations. The Board has determined that Mr. Patrick is an “audit committee financial expert” as defined by the SEC. In light of the possibility that Mr. Patrick might at some time be unable to attend a meeting of the committee, the Board has also determined that Mrs. Keeth qualifies as an “audit committee financial expert.”
     Company management has the primary responsibility for financial statements and for the reporting process, including the establishment and maintenance of Arrow’s systems of internal controls over financial reporting. The company’s independent registered public accounting firm is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and auditing the company’s internal controls over financial reporting.
     In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with both management and the independent registered public accounting firm the company’s quarterly earnings releases, quarterly reports on Form 10-Q and the 2007 Annual Report on Form 10-K. Such reviews included a discussion of critical or significant accounting policies, the reasonableness of significant judgments, the quality (not just the acceptability) of the accounting principles, the reasonableness and clarity of the financial statement disclosures, and such other matters as are required to be reviewed with them under the standards promulgated by the Public Company Accounting Oversight Board. Also discussed with both management and the company’s independent registered public accounting firm were the design and efficacy of the company’s internal controls over financial reporting.
     In addition, the audit committee received from and discussed with representatives of the company’s independent registered public accounting firm the written disclosure required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and considered the compatibility of non-audit services rendered to Arrow with the auditors’ independence. The committee also discussed with the independent registered public accounting firm those matters required to be considered by Statement on Auditing Standards No. 114 (“The Auditor’s Communication with Those Charged with Governance.”)
     The audit committee also discussed with the independent registered public accounting firm and Arrow’s internal audit group the overall scope and plans for their respective audits. The committee periodically met with the independent registered public accounting firm and the internal audit group, with and without management present, to discuss the results of their examinations, their evaluations of Arrow’s internal controls, and the overall quality of Arrow’s financial reporting.
     In reliance on these reviews and discussions, the audit committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.
Stephen C. Patrick, Chair
Daniel W. Duval
Richard S. Hill
M.F. (Fran) Keeth
Roger King
Barry W. Perry
PRINCIPAL ACCOUNTING FIRM FEES
     The aggregate fees billed by Arrow’s principal accounting firm, Ernst & Young LLP, for auditing the annual financial statements and the company’s internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act and related regulations included in the Form 10-K, the reviews of the quarterly financial statements included in the Forms 10-Q, statutory audits, assistance with and review of documents filed with the SEC and consultations on various accounting and reporting matters for each of the last two fiscal years are set forth as “Audit Fees” in the table below.
     Also set forth for the last two fiscal years are “audit-related” fees. Such fees are for services rendered in connection with business acquisitions, employee benefit plan audits, and other accounting consultations. Tax fees relate to assistance in tax return preparation and tax audits, and tax interpretation and compliance, in various tax jurisdictions around the world. Ernst & Young did not provide any services related to financial information systems design or implementation or personal tax work or other services for any of the company’s executive officers or members of the Board of Directors.

	2007	2006

Audit Fees	$7,359,840	$6,378,810
Audit-Related Fees	126,775	219,110
Tax Return and Compliance Fees	445,706	505,098
Other Tax Related Fees	288,372	358,005

Total	$8,220,693	$7,461,023

     The amounts in the table above do not include fees charged by Ernst & Young to Marubun/Arrow, a joint venture between the company and the Marubun Corporation, which totaled $232,946 (audit-related fees) and $1,766 (tax fees) in 2007, and $194,441 (audit-related fees) and $12,662 (tax fees) in 2006.
     Consistent with the audit committee charter, all audit, audit-related, tax return and compliance and other tax related services were pre-approved by the audit committee, or by a designated member thereof. The committee has determined that the provision of the non-audit services described above is compatible with maintaining Ernst & Young’s independence.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS
     Shareholders will be asked to ratify the appointment of Ernst & Young as Arrow’s independent registered public accounting firm for 2008. Arrow expects that representatives of Ernst & Young will be present at the meeting with the opportunity to make a statement if they desire to do so and that they will be available to answer appropriate inquiries raised at the meeting.
The Board recommends that the shareholders vote for the ratification of the appointment of Ernst & Young LLP.
PROPOSAL 3: PROPOSAL TO AMEND THE ARROW ELECTRONICS, INC.
2004 OMNIBUS INCENTIVE PLAN
     The Board believes that the future growth and profitability of Arrow depends, in large measure, on its ability to retain and motivate outstanding employees, advisors, consultants and others providing services to the company. To further this goal, in 2004 the Board adopted an Omnibus Incentive Plan (the “Plan”), which was approved by Arrow’s shareholders in May 2004.
     The Plan provides the compensation committee of the Board the ability to provide a wide variety of compensation and incentive vehicles. Key among these are the equity-based programs: incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance units and performance shares. Equity-based compensation is critical to the company’s effort to insure that the interests of its managers are aligned with the interests of its shareholders and to focus its managers’ efforts on the creation of long-term value.
     The number of shares which remain available for issuance under the Plan after giving effect to all grants through February 29, 2008, is 1,829,078, and that number may only be increased by vote of Arrow shareholders. At current and projected rates of utilization, without an increase there will be insufficient shares available to meet the company’s needs with respect to grants and awards expected to be made early in 2009, prior to the company’s annual meeting of shareholders for that year.
     In light of the continued growth of the company and the importance of the share-based incentive vehicles facilitated by the Plan, and in order for Arrow to have a sufficient amount of shares available for future grants, on February 27, 2008, the Board approved an amendment to the Plan, subject to shareholder approval, which increased the aggregate number of shares of Arrow common stock (“Shares”) available for issuance to plan participants by 5,000,000 shares.
     The principal provisions of the Plan are summarized below, and the complete text of the Plan is attached as Annex A. Both the summary and the complete text reflect the amendment for which approval is sought; the summary under the heading “Plan Share Limits” and the full text at section 4.1.
SUMMARY DESCRIPTION OF THE PLAN
Purpose of the Plan
     The Plan is intended to strengthen the company’s ability to attract, motivate and retain the employees, directors, and third-party service providers upon whose judgment, initiative and efforts the financial success and growth of the company largely depends, and to provide additional incentive for such individuals through stock ownership and other rights that promote and recognize the successful efforts of these individuals and thereby enhance shareholder value.
Duration
     The Plan became effective on May 22, 2004, when Arrow’s shareholders approved the Plan, and will terminate on May 22, 2014 unless sooner terminated by the committee. Any award granted prior to Plan termination will remain outstanding post-termination in accordance with the applicable terms and conditions of the Plan and the award.
Administration
     The committee is responsible for administering the Plan and has the discretionary power to interpret it and any Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. Determinations of the committee made under the Plan are final and binding. The committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors. The committee may also delegate to one or more company officers the power to designate employees (other than executive officers of the company) and third-party service providers to be recipients of awards and the amount of such awards. Only the full Board may determine the type and amount of compensation granted under the Plan to the company’s non-employee directors.
Plan Share Limits
     The maximum number of shares of common stock originally authorized to be issued under the Plan was 8,300,000, subject to adjustment upon the occurrence of various corporate events as described in the Plan. The total number included 4,096,869 shares authorized under the Plan upon its adoption in 2004 and 4,203,131 shares that were then available under the company’s various prior plans. Of the total originally authorized, only 1,829,078 shares remain available for grant as of February 29, 2008.
     The proposed amendment to the Plan adds an additional 5,000,000 shares with respect to which grants may be made. Also available will be any of the shares currently subject to awards granted under the Plan and the prior plans which cease to be subject to such awards for any reason other than exercise for, or settlement in, shares.
     Generally, shares are counted against the authorization only to the extent they are actually issued. Restricted stock and performance shares, as described below, count against the authorization at a rate of 1.69:1; each share issued under all other awards count against the authorization at a rate of 1:1. Shares which are the subject of awards that terminate by expiration, forfeiture, cancellation, or otherwise, or are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant, including those awards granted under prior plans. Also, if the option price or tax withholding requirements of any award are satisfied by tendering shares to the company, or if a Stock Appreciation Right (“SAR”) is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the Plan. The maximum number of shares shall not be reduced to reflect dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock, restricted stock units, performance shares, or other stock-based awards, but may be adjusted by the committee to reflect certain corporate events or transactions.

Participant Award Limits
     Under the Plan, participants may receive a) stock options, b) SARs, c) restricted stock or restricted stock units, d) performance units or performance shares, e) other stock-based awards, f) cash-based awards and g) covered employee annual incentive awards. The Plan imposes annual per-participant award limits on such awards. For each of the stock-based awards (“a” to “e” above), the maximum award to any participant (other than a non-employee director) in any calendar year is 500,000 shares (or the cash value of 500,000 shares at the time of vesting or payout, if applicable) plus any unused annual limit from prior years. For each of the cash-based awards (“f” and “g” above), the maximum amount awarded or credited to any participant in any year may not exceed $5,000,000 (determined as of the date of vesting or payout) plus the amount of any unused annual limit from prior years.
     The maximum number of shares of common stock of the company that may be issued to each non-employee director is 400,000 shares, and no non-employee director may receive an award for more than 20,000 shares in any calendar year, or 40,000 shares for a non-employee director serving as chairman. However, in the year in which a new non-employee director joins the Board, he or she may receive an award covering no more than an additional 40,000 shares. The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations and terms of awards are subject to adjustment by the committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions, including without limitation distributions of stock or property other than normal cash dividends. The committee shall also, as it deems necessary or appropriate, make adjustments to reflect unusual or non-recurring events.
Eligibility and Participation
     The committee may select from and grant awards to employees and third party service providers of the company, its subsidiaries and its affiliates. Awards to non-employee directors will be made by the Board. In addition to the ten non-employee directors, there are approximately 12,600 employees of the company eligible to receive grants under the Plan. While the number of eligible third party service providers is not determinable, none have received any awards under the Plan.
Stock Options
     The committee may grant both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”) under the Plan. ISOs may be granted only to employees of the company, its subsidiaries and its affiliates. The exercise price for options cannot be less than the fair market value of Arrow’s common stock on the date of grant. The options may have terms of up to ten years from grant. The exercise price may be paid with cash, with previously acquired shares of common stock, or by other means approved by the committee. The committee may substitute SARs for outstanding stock options. The maximum number of shares pursuant to stock options that can be issued under the Plan is 13,300,000, plus forfeitures, subject to adjustment upon the occurrence of various corporate events.
Stock Appreciation Rights
     The committee may grant SARs under the Plan either alone or in tandem with stock options on such terms and conditions as they may determine. The grant price of a SAR cannot be less than the fair market value of the common stock at the time of grant. The grant price and term of a tandem SAR will be the same as the price and term of the option with which it was granted. SARs may have terms of up to ten years from grant.
     Freestanding SARs may be exercised on such terms as the committee determines. Tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of a SAR, the holder will receive cash, shares of common stock, or a combination of the two, as determined by the committee, equal in value to the difference between the fair market value of the common stock subject to the SAR at the exercise date and the grant price.
Restricted Stock and Restricted Stock Units
     The committee may award restricted stock and restricted stock units, subject to vesting schedules and limitations on transfer and such other restrictions as the committee may determine. A holder of restricted stock is a shareholder, entitled to dividend and voting rights, whereas the holder of a restricted stock unit may be entitled to dividend equivalents, but will not have voting rights.
Performance Unit and Performance Shares
     Performance unit and performance share awards may be granted under the Plan. Performance unit awards have an initial value determined by the committee, while performance shares will have an initial value based on the fair market value of the stock on the date of grant. Such awards will be earned only if performance goals over performance periods established by or under the direction of the committee are met. The performance goals and periods may vary from participant to participant, group to group, and time to time.
Performance Measures
     The performance goals for awards that are intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code will be based upon one or more of the following performance measures for any business unit:
•	net income;

•	earnings per share;

•	sales growth;

•	income before taxes;

•	net operating profit;

•	return measures (including, but not limited to, return on assets, capital, equity, or sales);

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	earnings before, interest, taxes, depreciation, and/or amortization;

•	operating margins including gross profit, operating expenses and operating income as a percentage of sales;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets;

•	operating efficiency;

•	customer satisfaction;

•	working capital targets; and

•	economic value-added.
     However, except as provided below in the section entitled Covered Employee Annual Incentive Awards, the committee may determine, in its sole discretion, to grant awards that do not constitute performance-based compensation under Section 162(m) of the Internal Revenue Code, and may base vesting on performance measures in addition to, or other than, those set forth above.
     The committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject: asset write-downs, litigation, claims, judgments, or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; any reorganization and restructuring programs; extraordinary items as described in APB Opinion No. 30, “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” and/or in management’s discussion of financial condition and results of operations appearing in the company’s annual report to shareholders; acquisitions, divestitures, joint ventures, or alliances; and foreign exchange gains and losses.
     Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the committee has the discretion to adjust these awards downward. Awards may be paid in the form of cash, shares of common stock, or in any combination, as determined by the committee.
     If applicable tax and/or securities laws change to permit committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the committee shall have sole discretion to make such changes without obtaining shareholder approval.
Covered Employee Annual Incentive Awards
     Each year the committee will decide who among the company’s executive officers is likely to be a “covered” employee for purposes of Section 162(m) of the Internal Revenue Code. Within ninety days of the beginning of each year, the committee will determine performance goals for each such covered employee taken from among the measures listed under the heading “Performance Measures,” above, and the amount of the annual incentive award which could be earned based on the attainment of such goals. At the end of the year, the committee will set, in its discretion, the amount actually to be paid under each award up to but not in excess of the maximum potential award for that year. With respect to these awards, the committee does not have the discretion to act in any manner that would disqualify the award as performance-based compensation under, or would otherwise be inconsistent with the purposes of, Section 162(m) of the Internal Revenue Code.

Non-Employee Director Awards
     Under the Plan, the Board may grant awards of any kind other than ISO’s to non-employee directors. Non-employee directors have received annual awards of restricted stock units valued at $60,000. Awards made from and after the 2008 Annual Meeting will be valued at $90,000. Additional awards generally are made to non-employee directors upon joining the Board and for service as Chairman or Lead Director. The restricted stock units vest one year after the date of grant and are subject to further restrictions until one year after the director’s separation from the Board. All restricted stock units are settled in common stock after the restriction period.
     Unless a director gives written notice setting forth a different percentage, 50% of each director’s annual retainer fee is deferred and converted into units based on the fair market value of the company’s stock as of the date it would have been payable. Upon a director’s retirement from the Board (and not before then, except in the case of unforeseeable emergency need), each unit in his or her deferral account will be converted back into cash at the then current fair market value of a share of company stock.
Other Awards
     Subject to the terms of the Plan including, without limitation, Plan share limits, the committee may develop sub-plans or grant other equity or cash-based or related awards on such terms as they may determine, including, but not limited to, awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.
Other Provisions of Awards and Individual Award Agreements
     For each manner of award, and each individual agreement granting an award, the committee shall determine, in its discretion, whether or not, and to what extent, the participant’s receipt of cash or stock under the Plan may or shall be deferred; the impact of the termination of the participant’s employment or service on any award (including variations, if any, based on the reason for such termination); the voting rights of any stock or stock equivalent granted or delivered thereunder; the transferability of any stock, stock equivalent or other right of any participant during his or her lifetime; and whether or not dividend equivalents will be paid with respect to any shares of common stock subject to an award that have not actually been issued under the award.
     Neither ISOs nor, except as the committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime, an ISO and, except as the committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.
Treatment of Awards Upon a Corporate Event
     If the company is dissolved or liquidated, or if substantially all of its assets are sold (or there is a merger or consolidation) and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the Plan will become fully vested and exercisable and all restrictions on it will lapse. All options and SARs not exercised upon the occurrence of such a corporate event will terminate, and the company may, in its discretion cancel all other awards then outstanding and pay the award holder its then current value as determined by the committee.

Amendment of Awards or Plan and Adjustment of Awards
     The committee may at any time alter, amend, modify, suspend, or terminate the Plan or any form of award in whole or in part. No amendment may adversely affect the rights of any participant under an outstanding award without his or her consent.
     No option granted under the Plan will be repriced or replaced without shareholder approval, except to prevent an unintended dilution or enlargement of participants’ rights or benefits under the Plan in the event of a corporate transaction or event such as a merger or acquisition, a stock split or recapitalization, a change in accounting rules or applicable laws or regulations or other matter having such an impact. No amendment of the Plan of any kind will be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.
     The company or the committee may grant awards under terms differing from those provided for in the Plan, and without regard to the Plan’s share limits, where such awards are granted in substitution for awards held by employees of other corporations who become company employees as the result of a merger or other transaction.
     The committee may grant ISOs, NQSOs and/or other awards with respect to an additional 13,300,000 shares of common stock of the company under the terms differing from those provided for in the Plan, and without regard to the Plan’s share limits, where such awards are granted in substitution for awards held by employees of other corporations who become company employees as the result of a merger or other transaction described in the Plan.
Awards Net of Withholding
     Awards under the Plan may be subject to tax withholding. If so, the company may require the participant to remit the necessary taxes to the company or may allow participants to satisfy their tax withholding requirements by causing shares of common stock to be withheld.
Rights of Participants
     Nothing in the Plan or any award agreement will give any participant any right to continued employment (or provision of service as a director or third party service provider) or prevent or limit the company from terminating the participant as permitted by law. No individual in any position has the right to an award. No participant will have rights as a shareholder until he or she becomes the record holder of any such shares.
New Plan Benefits
     The future benefits or amounts that would be received under the Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.

Federal Tax Effects
     The following discussion summarizes certain federal income tax consequences of the issuance and exercise of options under the Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-U.S. taxes.
Incentive Stock Options
     In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With some exceptions, a disposition of shares purchased under an ISO within two (2) years from the date of grant or within one (1) year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. For employee optionees, the same amount is deductible by the company as compensation, provided that income taxes are withheld from the employee. Any additional gain recognized in the disposition is treated as a capital gain for which Arrow is not entitled to a deduction.
     In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
Non-Qualified Stock Options
     In general, in the case of a NQSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess of the fair market value (at the time of exercise) of shares acquired upon exercise over the exercise price. For employee optionees, the same amount is deductible by Arrow as compensation, provided that income taxes are withheld from the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the company is not entitled to a deduction.
Section 162(m) of the Internal Revenue Code
     In general, under Section 162(m) of the Internal Revenue Code, remuneration paid by a public corporation to its chief executive officer or any of its other top three named executive officers, ranked by pay, is not deductible to the extent it exceeds $1,000,000 for any year. Taxable payments or benefits under the Plan may be subject to this deduction limit. However, under Section 162(m) of the Internal Revenue Code, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Plan has been designed so that the committee in its discretion may grant exempt performance-based awards under the Plan.
     The table below provides information as of December 31, 2007, prior to the proposed amendment of the Omnibus Incentive Plan.

Number of shares of
Common Stock
remaining available
	Number of shares of		for future issuance
	Common Stock to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding shares
	outstanding	outstanding	reflected in the
	options, warrants	options, warrants	first column)
Plan Category	and rights	and rights	(1)
Equity compensation plans approved by stockholders	5,235,784	$31.58	3,549,067	(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	5,235,784	$31.58	3,549,067

(1)
In addition to stock options, the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan provides for the granting of stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units.

(2)
This amount does not include the 5,000,000 shares currently subject to shareholder approval or reflect grants and awards made between December 31, 2007 and February 29, 2008. After giving effect to all grants through February 29, 2008, a total of 1,829,078 shares remain available for future issuance under the Plan.

     The Omnibus Incentive Plan is intended to offer the variety of incentive and compensation tools to the compensation committee it requires to achieve the strategic objectives discussed under the heading “Compensation Discussion and Analysis,” below. In order to effectively utilize those tools and programs over the years to come, the committee must be able to issue additional shares under the Plan.
     Accordingly, the Board recommends that the shareholders approve the proposed amendment of the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan.
     The affirmative vote of the majority of the shares of Arrow common stock voting on this proposal are required for the adoption of this amendment to the Plan, so long as the total number of shares voted represent the majority of the shares of Arrow common stock outstanding.
     If a shareholder holds shares in “street name” through a broker or other nominee, the broker or nominee is not permitted to exercise voting discretion with respect to this proposal. For this reason, if a shareholder does give its broker or nominee specific instructions, the shareholder’s shares will not be voted on this proposal.

REPORT OF THE COMPENSATION COMMITTEE
     The substantive discussion of the material elements of all of the company’s executive compensation programs and the determinations by the committee with respect to compensation and executive performance for 2007 are contained in the Compensation Discussion and Analysis that follows this report. The committee has reviewed and discussed the Compensation Discussion and Analysis with the management representatives responsible for its preparation and the committee’s compensation consultants. In reliance on these reviews and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in the Definitive Proxy Statement on Schedule 14A for Arrow’s 2008 annual shareholder meeting for filing with the SEC and be incorporated by reference in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
Karen Gordon Mills, Chair
Daniel W. Duval
John N. Hanson
Richard S. Hill
Barry W. Perry
John C. Waddell
COMPENSATION DISCUSSION AND ANALYSIS
Overview
     The compensation programs for the company’s Chief Executive Officer, Chief Financial Officer and three next most highly compensated executive officers with respect to 2007 are discussed in this section, as are the variety of compensation and benefit plans under which amounts were paid, awards were granted or vested and commitments accrued. The details of the actual amounts, awards and commitments follow this discussion under the heading “Compensation of the Named Executive Officers.”
     The company’s executive compensation and benefit plans are designed by the compensation committee to attract and retain men and women capable of leading the company’s complex international operations, to reward them for creating long-term shareholder value by growing sales and profitability while increasing operating efficiency and improving working capital management, and to insure that the company makes effective use of its investment in executive compensation. The use of compensation to drive and reward performance is reflected in the predominance of performance-based variable compensation, while the importance of alignment with shareholder interests in long-term value creation is reflected in the several equity-based components of the total compensation mix.
     The company’s financial performance is fully discussed in its Annual Report on Form 10-K for 2007. During 2007, the company made significant progress towards its long-term goals. Compensation of the senior management team for 2007 reflects their substantial success in effecting the company’s four-pillar business strategy (growth, operational excellence, financial stability and shared leadership), leading to record revenue, strong earnings growth, positive cash flow, record low working capital as a percentage of sales, and a return on invested capital in excess of the company’s cost of capital.
     While the “core” business grew well, strategic acquisitions were also a substantial factor in the company’s 2007 performance. Because the contributions of the acquired businesses to that performance were not part of the targeted financial results at the time the executives’ financial goals were set for 2007, the actual results were adjusted under the terms of the compensation plan to eliminate their impact.
     Following are brief discussions of the company’s overall compensation philosophy, the process used to put that philosophy to work, the use of benchmarking, the various compensation and benefit plans actually used and why they were provided, and where applicable, the targets set for each one. Also discussed are the results obtained by each of the named executive officers under each plan.
Philosophy
     The company’s executive compensation and benefit plans are designed to drive the achievement of Arrow’s vision and strategy. The company’s vision — to become the worldwide, clear #1 provider in each of the markets it serves — rests on four “strategic pillars”: growth, operational excellence, financial stability and shared leadership. Each of these strategic elements is reflected in and supported by the various aspects of our compensation plan.
     Growth: Financial targets for the short- and medium-term incentives the company uses are set at levels designed to maintain growth in the selected metrics at or above historical levels. Longer-term incentives, such as stock options, help to align the interests of management with those of shareholders, ensuring that sustained, profitable growth over the long term remains of paramount importance.
     Operational excellence: In the competitive environments in which the company does business, continually driving cost out of operations is of paramount importance. This imperative is reflected in the use of metrics such as operating income as a percentage of sales and working capital as a percentage of sales in setting compensation targets and measuring achievement.
     Financial stability: Arrow bases executive compensation on results obtained from year to year, across three-year periods, and over the long-term, so that senior managers focus their efforts on each of the horizons, rather than on quarterly or year-end numbers. This focus on the continuity of performance also ensures that the plan designs and the actions they reward reflect good corporate governance practices and, ultimately, that the company enjoys a reasonable return on its total compensation expenditure.
     Shared leadership: While high performance and accountability require that each executive focus on and drive his or her business unit or functional area, maximizing results for the company as a whole requires that the executives as a group share a financial interest in the results obtained by the company on a consolidated basis. The company’s compensation plans are designed to foster both the focus and the shared interests as appropriate for each executive by linking individual plan targets to both business unit and corporate results. The success of the shared leadership concept also requires that the company be able to attract and retain top leadership talent by providing fully competitive total compensation opportunities and maintaining internal pay equity in an appropriate balance.
Process
     The compensation committee reviews each executive officer’s compensation annually to ensure that all of its elements, as well as each executive’s total compensation, are appropriate to his or her historical and potential contribution, market conditions and the furtherance of the company’s strategic objectives. The committee also reviews the historical detail of each executive’s prior-year compensation and performance.

     Each year, the committee analyzes the Chief Executive Officer’s performance reviews and compensation recommendations for his direct reports, and also conducts its own performance review of the Chief Executive Officer. The committee reviews the company’s performance on the metrics relevant to the execution of its strategy, such as net working capital as a percentage of sales, and evaluates the Chief Executive Officer’s performance in light of that execution.
     For executives other than the Chief Executive Officer, the committee’s review begins with the recommendations made to the committee by the Chief Executive Officer, including the recommended total target compensation (the amount the executive will earn if 100% of his or her targets and goals are achieved) and the suggested allocation of the total among the forms of compensation. These recommendations are based on individual performance, as well as benchmarked competitive compensation market data. The committee also considers the compensation of other company executives, levels of responsibility, prior experience, breadth of knowledge, and job performance. The committee considers a similar range of factors in setting compensation for the Chief Executive Officer.
     As is discussed above (under the heading, “The Board and its Committees”), the committee meets with its compensation consultant from time to time to ensure that the compensation programs for the Chief Executive Officer and other members of senior management are aligned with the company’s strategic pillars and overall corporate goals by providing competitive and benchmarking data, analyses, and recommendations with regard to plan design and target compensation.
Benchmarking
     Arrow’s executive compensation is designed to reward sustained performance in light of market conditions, industry trends and the performance of the company’s competitors. Accordingly, the committee uses benchmarking as one of its analytical tools in evaluating the types of compensation, the compensation levels selected, and the compensation packages as a whole, in order to ensure that the compensation programs will be effective in attracting and retaining talented executives capable of achieving the company’s objectives.
     The compensation committee, in consultation with management, reviews the competitiveness of the compensation offered to the company’s executives relative to those companies and industries identified as peers or competitors for talent. Such companies include Arrow’s competitors, global distributors in other industries, customers, suppliers, and other large companies with global operations.
     For 2007, the benchmarking process began with the comparison of the total compensation for each executive officer, as well as each of the major elements that comprise total compensation, with the 50th percentile for such elements as provided by the benchmarked companies to their executives. The committee’s determination of targeted compensation for 2007 reflects these benchmarked data points.

     The list of companies used for 2007 compensation benchmarking is as follows.
2007 Benchmarked Companies

Agilysys	LSI Logic
American Power Conversion	Molex
Amphenol	National Semiconductor
Analog Devices	Novellus
Anixter International	PerkinElmer
Avnet	Rockwell Collins
AVX	Sanmina-SCI
Beckman Coulter	Solectron
Bell Microproducts	Symbol Technologies
Benchmark Electronics	Synnex
CDW	Tech Data
Fairchild Semiconductor	Teradyne
Fisher Scientific International	United Stationers
Genuine Parts	Vishay International
Graybar Electric	Wesco International
Ingram Micro	Western Digital
Jabil Circuit	WW Grainger
     The list differs from the “Peer Group” used for the comparison of the five-year total return on shareholders’ investment (which appears in the company’s Annual Report on Form 10-K for 2007) because, with the exception of Avnet and Bell Microproducts, which appear on both lists and are closer in size and scope to Arrow, the other publicly-traded electronics distributors are considerably smaller and less complex than Arrow and have not historically been competitors for, or sources of, senior management personnel for the company.
Base Salary
     Base salary is an integral component of overall total compensation, and is set in recognition of the executive’s level of responsibility, immediate contributions, knowledge, skills, experience, and abilities. Base salary is also designed to attract top candidates.
     As is further discussed below under the heading “Employment Agreements,” each of the named executive officers has an employment agreement, which provides for a minimum base salary. Each year the committee evaluates whether it is appropriate to approve salaries in excess of the contractual minimums. In conducting its salary deliberations, the compensation committee does not strictly tie senior executive base salary to a defined competitive standard or the passage of time. Rather, base salary increases are based on the individual contributions expected of and contributed by each of the executives.
     The Chief Executive Officer’s base salary was evaluated based on Mr. Mitchell’s level and scope of responsibility and his contributions during the past year to the company’s success, as well as on his knowledge, skills, experience, and abilities. These were reviewed against prevailing levels of pay among chief executives of the benchmarked companies described above and relative compensation levels of the other executive officers of the company. Based upon these criteria, the committee increased Mr. Mitchell’s base salary from $990,000 in 2006 to $1,050,000 for 2007.
     Mr. Reilly’s base salary increased from $425,000 to $500,000 for 2007, in recognition of the increasing value of his contributions as Chief Financial Officer, the performance of his global financial team, and the competitive and other factors discussed above.

     Mr. Long’s base salary increased from $460,000 to $550,000 for 2007 as he added management responsibility for all of the activities of the company’s components businesses in Asia and Europe to his duties and in light of the competitive and other factors discussed above.
     Mr. Brown’s base salary increased from $460,000 to $475,000 for 2007 in recognition of the increasing complexity of his responsibilities and the importance of his contributions as General Counsel and Senior Vice President, including his leadership role in acquisition activity and other complex transactions throughout Arrow’s global enterprises.
     Ms. Morris’ base salary was set at $400,000 for 2007, reflecting the fact that she had received a raise to that level (from $300,000) in September of 2006 as she assumed the presidency of Arrow’s Enterprise Computing Systems (“ECS”) business and thereafter became co-president of ECS and an executive officer of the company.
Variable Compensation
     Bonuses and equity awards linked to the achievement of certain goals play a significant role in the executives’ overall compensation. They are designed to link pay to performance, align compensation with organizational strategies and financial goals, and reward exceptional individual and organizational achievement.
     Arrow’s variable compensation is administered through Management Incentive Compensation Programs that are designed to drive and reward short-term performance (annual), medium-term performance (over a period of three years) and long-term performance (over a period of up to ten years.) Participation varies based on an individual’s performance and role in the organization as well as prevalent market practice. All of the named executive officers participate in each of the company’s variable compensation programs: the annual bonus, three-year performance shares, and stock options.
     The table below reflects, for each executive, the mix between variable and fixed compensation for 2007, based on the amounts each executive would receive for target-level performance. The substantially greater weight given to variable compensation reflects the committee’s emphasis on performance and accountability in support of the company’s strategic initiatives. The variation of the mix among the named executive officers reflects the committee’s belief that as an executive’s responsibility and ability to affect financial results increases, his or her variable compensation should become a larger component of the total.
     Each of the forms of variable compensation is discussed below.
2007 Fixed versus Variable Compensation Analysis (at target levels)

	Fixed	Variable
	Base	Short-Term	Medium-Term	Long-Term
	Salary	Incentive	Inventive	Incentive	Variable
	as a %	as a % of	as a % of	as a % of	Pay as a %
	of total	total	total	total	of total
William E. Mitchell	22%	22%	13%	43%	78%
Paul J. Reilly	36%	26%	24%	14%	64%
Michael J. Long	28%	28%	27.5%	16.5%	72%
Peter S. Brown	40%	24%	23%	13%	60%
M. Catherine Morris	41%	24%	22%	13%	59%

Short-Term Incentive Program
     The company’s principal short-term incentives — annual bonuses — reinforce individual accountability for optimizing operating results throughout the year, driving profitability, efficiency and shareholder value. Each of the named executives has a short-term incentive program including financial targets, the achievement of which is linked to 80% of the total targeted annual incentive, and individual, non-financial goals, the achievement of which is linked to 20% of the total targeted annual incentive.
     Management, in consultation with the compensation committee, establishes annual financial targets utilizing one or more key indicators of the company’s strategic progress. For 2007, these financial targets were based on a mix of the company’s achievement of specified levels of operating income and average net working capital as a percentage of sales. For corporate executives, including Messrs. Reilly and Brown among the named executive officers, the operating income and working capital financial targets are based on the results obtained by Arrow as a whole. For operating group executives, including Mr. Long and Ms. Morris, three quarters of the financial portion of the annual incentive is determined by the performance of the executive’s operating group (Global Components and ECS, respectively) and one quarter of it is determined by the performance of Arrow overall.
     The goal reflected in the targets selected is superior performance, which is generally defined as performance beyond both the company’s historical achievements and the projected growth of the markets in which the company operates. In 2007, the committee determined that for the named executive officers (other than Mr. Mitchell, whose separate bonus plan is discussed below) to earn 100% of the financial component of their targeted bonuses, the company had to achieve specified operating income targets that ranged between $207.7 million (on an operating group level) and $714.1 million (at the consolidated corporate level) and specified targets for net working capital, expressed as a percentage of sales, that ranged between 8.2% and 20.1% Depending on the actual results, participants could earn from 0% to 200% of the target bonus.
     The non-financial goals that are a part of the annual bonus calculation are set at the beginning of each year for the Chief Executive Officer by the compensation committee and for each of the other named executive officers by the Chief Executive Officer. The goals may be strategic or tactical, but all are designed to be specific and measurable and demonstrably further the objectives of the company and/or the executive’s business unit, as appropriate.
     In light of the company’s rapid growth, penetration into new geographical and product markets, and the constant increase in operating efficiency needed to achieve the company’s objectives, each of the named executives were given several substantial, non-financial goals. Included among them for 2007 were:
•	the development of unified global business and staff structures in place of pre-existing regional organizations;

•	the achievement of specific service-level commitments (in staff organizations);

•	the successful completion or integration of key acquisitions;

•	building senior and mid-level staffing to a required level and maintaining it;

•	insuring that the executive’s new hires and direct reports learned various aspects of the business, developed specific skills, or moved into new roles; and

•	the completion of succession planning for the company’s principal businesses.
     The participants’ actual 2007 awards were determined at year-end based on the performance of the company or business unit, as applicable, against the targets discussed above, and the attainment of the individual, non-financial goals. For 2007, the named executive officers other than Mr. Mitchell achieved between 95.3% and 138.4% of their respective financial targets and between 100% and 150% of their respective individual, non-financial targets.
     Both the metrics and the results actually obtained are set forth on the following table. The specific amount paid to each participant is shown in the Summary Compensation Table (with the non-financial target results under the heading “Bonus” and the financial target results included in the amount appearing under the heading “Non-Equity Incentive Plan Compensation.”)

		Results					Weighted Multiple
	Performance				M					M
	Range	Paul J.	Michael J.	Peter S.	Catherine		Paul J.	Michael J.	Peter S.	Catherine
Performance Measure	($ in millions)	Reilly	Long	Brown	Morris	Weight	Reilly	Long	Brown	Morris
Operating income	$207.7 — $714.1	96.0%	81.2%	96.0%	94.5%	40%	38.4%	32.5%	38.4%	37.8%
Net working capital as a percentage of sales	8.2% — 20.1%	129.4%	109.2%	129.4%	182.4%	40%	51.8%	43.7%	51.8%	73%
Non-Financial	N/A	110%	100%	100%	150%	20%	22%	20%	20%	30%
Total	—	—	—	—	—	—	112.2%	96.2%	110.2%	140.8%
     In 2007, Mr. Mitchell’s targeted financial goals included earnings per share, operating income and net working capital as a percentage of sales. Mr. Mitchell’s bonus was designed to qualify as “performance-based compensation,” as is discussed more fully below under the heading “Tax Considerations.” The earnings per share target was used to establish the maximum bonus that could be paid to Mr. Mitchell. The operating income and net working capital targets were used to establish the amount actually to be paid to Mr. Mitchell, in the exercise of the committee’s discretion, for the achievement of financial goals. For 2007, Mr. Mitchell achieved 117.4% of his financial targets and 120% of his non-financial targets, and the committee in its discretion granted him a bonus of $1,238,160.
Medium-Term Incentive Program
     In 2007, Arrow provided medium-term incentives to its executives through awards of performance shares under the Omnibus Incentive Plan. Performance share awards are used by the committee to foster retention, and create greater alignment with shareholder interests. Because the executive will earn from 0% to 200% of the targeted number of shares depending on specific performance metrics, performance shares align compensation with the achievement of the corporate strategic goals.
     Performance share awards under the Medium-Term Incentive Program link executive compensation to improvements in financial results and the performance of the company’s common stock over a three-year period. Each year begins a new three-year performance cycle for which the compensation committee establishes financial targets and performance share targets for participating executives. The financial targets are based on each participant’s level and breadth of responsibility, his or her potential contribution to the success of the company, and competitive considerations. Each participant’s actual award is determined at the end of each three-year cycle based on how the company‘s actual performance compares with the targets set at the beginning of the cycle, and settled with the payment of shares of Arrow common stock.
     Except in the event of death, disability or a termination (without cause or by involuntary termination) that follows a change of control of the company, under the terms of the grant performance shares are forfeited by the participant if he or she leaves the company prior to the vesting of a complete performance cycle. (Forfeiture and the impact of various termination scenarios under each of the incentive plans is discussed more fully below, under the heading “Agreements and Potential Payments upon Termination or Change of Control.”)
     The 2005-2007 performance share cycle was the second completed under the Medium-Term Incentive Program. Accordingly, the company has only limited historical data regarding the extent to which participants have attained established targets under the program. The compensation committee established the medium-term target performance metrics for each cycle at a level designed to significantly challenge the participants. Under the 2004-2006 awards, paid out last year, the then-named executive officers received 87.5% of the targeted number of shares.
     As is shown in the table below, financial targets for the 2005 — 2007 cycle were 1) an average EBIT percentage (earnings before interest and taxes divided by sales) of 4.5% over the three-year period, and 2) an ROIC (return on invested capital) of 12.5%, measured during the last quarter of the cycle. The EBIT achievement was weighted at 33.3% of the total and the ROIC achievement was weighted at 66.7%. Under the terms of the plan, the committee adjusted the financial results actually achieved during the cycle to exclude the impact of acquisitions and restructurings which occurred after the targets were set. For the cycle, each of the named executive officers received 117.1% of the target number of shares.

2005-2007 Performance Share Cycle
Metrics and Achievement

			Resulting
Performance	Performance	Adjusted	Performance		Weighted
Measure	Target	Performance	Factor	Weight	Multiple
Average EBIT percentage	4.5%	4.8%	127.3%	33.3%	42.4%
Return on Invested Capital	12.5%	12.8%	112.0%	66.7%	74.7%
Total				100.0%	117.1%
     The actual number of shares awarded to each of the named executives with respect to this cycle is set forth below. The number of shares awarded with respect to the prior cycle is also included here, because the shares were awarded early in 2007 for the cycle ending in 2006.

	Performance Shares Earned	Performance Shares Earned
	2005 — 2007 Performance	2004 — 2006 Performance
	Period	Period
William E. Mitchell	76,115	43,750
Paul J. Reilly	9,368	6,825
Michael J. Long	11,710	6,825
Peter S. Brown	9,368	6,825
M. Catherine Morris	2,693	2,013
     For the 2007—2009 performance share cycle, consistent with and in furtherance of the company’s medium-term financial goals, the compensation committee elected to focus on ROIC, establishing a target for average return on invested capital over the final two years of the cycle of 12.5%. The number of performance shares which may be earned by the named executives under the 2007-2009 award is set forth below in the table entitled “Grants of Plan-Based Awards”.
     Mr. Mitchell received a performance share award with a target of 16,100 shares under the Medium -Term Incentive Program for the 2007-2009 performance cycle. The goals, targets and metrics of this award are the same as those discussed above for the other named executive officers. In 2007, the committee also awarded Mr. Mitchell a grant of 40,000 shares of restricted stock under the Omnibus Incentive Plan, vesting in four equal installments beginning with the first anniversary of the grant, in consideration of his agreement to remain continuously employed by the company for at least a year from the date of grant and in order to provide additional compensation while encouraging stock ownership in the company.
Long-Term Incentive Program
     In 2007, the company provided long-term incentives to its executives through grants of stock options under the Omnibus Incentive Plan. Stock options are designed to reinforce the importance of producing satisfactory returns to shareholders over the long-term and align the interests of the executives with those of the shareholders by providing the executives with the opportunity to acquire common stock of the company. Options are also issued to foster shared leadership by supporting executive retention.
     Each year, the compensation committee reviews the Chief Executive Officer’s recommendations for senior management stock option grants and makes grant decisions based on those recommendations, prior grant history, the committee’s own assessment of each executive’s contribution, potential contribution and performance during the prior year and on the option grant practices of the benchmarked companies discussed above.
     The committee also evaluates the Chief Executive Officer in light of the factors discussed above and determines the number of options to be granted to him under the Long-Term Incentive Plan. That grant and those for the other named executive officers are as set forth below. For more detail, including the expense to the company associated with each grant, see the Grant of Plan-Based Awards table, below.
     The exercise price of each stock option is equal to 100% of the closing market price of the company’s common stock on the grant date. Stock options become exercisable in equal amounts on the first, second, third and fourth anniversaries of the grant date and have a maximum term of ten years.

Stock Options Awarded
William E. Mitchell	50,000
Paul J. Reilly	18,000
Michael J. Long	30,000
Peter S. Brown	15,000
M. Catherine Morris	12,000
     It is the practice of the Board to grant stock options at the first regularly scheduled board meeting of the calendar year. Grants associated with the hiring or promotion of participants are made at the next regularly scheduled meeting of the Board that follows such an event. Limiting stock option grants to regularly scheduled meetings and only issuing stock options with an exercise price based on fair market value at the grant date ensures that participants will derive benefits only as shareholders realize corresponding gains over an extended time period. None of the options granted by the company discussed elsewhere throughout this proxy statement, have been repriced, replaced or modified in any way since the time of the original grant.
Retirement Programs and Other Benefits
     In keeping with its total compensation philosophy and in light of the need to provide a total compensation and benefit package which is competitive with those offered at the benchmarked companies, the committee believes that the retirement and other benefit programs discussed below are critical elements of the compensation package made available to the company’s executive officers.
Deferred Compensation
     In order to encourage long-term retention and facilitate executive retirement and financial planning, the company maintains a compensation deferral plan pursuant to which corporate executives may defer pre-tax compensation including up to 80% of salary and 100% of bonuses, incentive compensation and performance shares. Of the named executives, only Mr. Mitchell participates in the deferral plan. His participation and “above market” earnings on the amount deferred are reflected under the heading “Change in Pension Value and NQDC Earnings” in the Summary Compensation Table, below. The deferred compensation plan is discussed in more detail under the heading “Deferred Compensation Plans,” below.
Qualified Plans
     The named executive officers also participate in the ESOP and the Arrow 401(K) Savings Plan, qualified plans available to all of Arrow’s U.S. employees. Company contributions to these plans on behalf of the named executive officers are included under the heading “All Other Compensation” in the Summary Compensation Table and detailed in the All Other Compensation — Detail table, below.
Management Insurance Plan
     All of the named executive officers participate in Arrow’s Management Insurance Plan. In the event of the death of the executive, the company provides a life insurance benefit to the executive’s named beneficiary equal to four times the executive’s final planned total annual performance-based compensation.

     Current death benefits for each executive are set forth on the Potential Payouts Upon Termination table, below. Premiums paid by the company on behalf of each executive are included under the heading “All Other Compensation” in the Summary Compensation Table and specified under the heading “Management Insurance Plan” on the All Other Compensation Table — Detail, below.
Employment and Change of Control Agreements
     Employment agreements for senior management are used by the company to establish key elements of the agreement between the company and the executive, including the promised minimum periods of employment and the fundamental elements of compensation, as well as the details of the individual arrangement which differ from the company’s standard plans and programs. The agreements also facilitate the creation of covenants, such as those prohibiting post-employment competition or hiring by executives or limitations on the reasons for which an executive may be terminated, which would not otherwise be part of the employment relationship.
     Because these arrangements are complex, are of critical importance to both the company and its executives, and involve a substantial investment by the company, Arrow has entered into employment and change of control agreements with each of the named executive officers that are discussed in detail below, in the section entitled “Agreements and Potential Payouts upon Termination or Change of Control,” below. Also detailed in that section are the potential payouts for each of the officers under the variety of potential termination scenarios covered by the agreements. Those potential payouts are part of the total compensation package for each executive reassessed by the committee each year.
SERP
     The company maintains the Arrow Electronics, Inc. Supplemental Executive Retirement Plan (the “SERP”), an unfunded retirement plan in which 27 current and former executives selected by the Board participate. The committee believes that the SERP encourages long-term retention and maintains management stability. All of the named executive officers participate in the SERP, the details of which are discussed below under the heading “Supplemental Executive Retirement Plan.”
Tax Considerations
     A variety of tax and accounting considerations inform the committee’s development and implementation of the company’s compensation and benefit plans. Among them are Section 162(m) of the Internal Revenue Code, an important factor in the design of the Omnibus Incentive Plan. Compliance with Section 162(m) insures that compensation paid to the chief Executive Officer and certain others is a deductible business expense of the company. Mr. Mitchell’s 2007 short-term incentive was a performance-based bonus as defined by Section 162(m), driven by earnings per share and net working capital targets yielding a maximum bonus which could have been awarded under the formula of $4,195,970. The committee exercised the discretion permitted under Section 162(m) and awarded Mr. Mitchell a total bonus, including amounts associated with his non-financial targets, of $1,238,160 for 2007.

     As discussed under the heading “Agreements and Potential Payments Upon Termination or Change of Control,” below, the company’s change of control agreements, and the related sections of the various executive employment and award agreements, are designed not to exceed the limitations of Section 4999 of the Internal Revenue Code, avoiding excise taxes for the executive. As is also discussed, the company has undertaken to modify all of such agreements in order to permit the executive to avoid penalty under Section 409A.
COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Summary Compensation Table
     The following table provides certain summary information concerning the compensation of the named executive officers for 2007 and 2006.
Summary Compensation Table

							Change in
						Non-Equity	Pension Value
				Stock	Option	Incentive Plan	and NQDC	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
	Year	($)	($) (1)	($) (2)	($) (3)	($) (4)	($)(5)	($) (6)	($)
William E. Mitchell Chief Executive Officer	2007	1,050,000	252,000	2,326,225	1,159,831	986,160	1,229,537	144,399	7,148,152
	2006	990,000	380,880	1,915,976	1,202,297	719,120	809,550	157,501	6,175,324
Paul J. Reilly Chief Financial Officer	2007	500,000	84,300	289,682	161,437	315,700	483,347	47,362	1,881,828
	2006	425,000	71,287	289,069	136,978	178,713	116,550	55,676	1,273,273
Michael J. Long Chief Operating Officer	2007	550,000	130,900	390,315	216,765	419,100	614,099	62,957	2,384,136
	2006	460,000	71,935	330,325	174,316	268,065	169,978	76,668	1,551,287
Peter S. Brown General Counsel	2007	475,000	57,930	248,604	138,824	257,070	279,394	53,141	1,509,963
	2006	460,000	62,595	262,331	121,188	172,405	156,205	52,614	1,287,338
M. Catherine Morris President, ECS	2007	400,000	54,320	109,940	74,174	265,680	76,182	42,915	1,023,211
	2006	300,000	109,839	86,221	55,123	140,161	—	39,119	730,463

(1)
Amounts shown under the heading “Bonus” for each of the named executive officers are the actual amounts paid under that portion of the Short-Term Incentive Program award based on each officer’s specific individual (non-financial) goals (20% of the total incentive at target) and any discretionary adjustments made by the compensation committee.

(2)
The amounts under “Stock Awards” include, for each of the named executive officers, an amount equal to the expense to the company for each of their performance share awards calculated utilizing the provisions of SFAS No. 123R, “Share-based Payment.” For the assumptions underlying the valuation, see Note 12 of the consolidated financial statements in the company’s Annual Report for the year ended December 31, 2007. For Mr. Mitchell, also included is a May 2006 grant of 20,000 restricted shares, valued at the fair market value of the company’s stock at the date of grant in recognition of his assumption of the duties of Chairman of the Board. These shares vest only upon Mr. Mitchell’s retirement, death, disability, or his termination following a change in control. The grant is forfeited if Mr. Mitchell resigns or is terminated (except following a change in control) prior to his retirement. Also included for Mr. Mitchell is the February 2007 grant of 40,000 restricted shares discussed above under the heading “Medium-Term Incentive Program” which vests, in equal parts, on the first, second, third and fourth anniversaries of the grant date.

(3)
Amounts shown under the heading “Option Awards” also reflect the SFAS No. 123R expense taken for each named executive officer in connection with their respective grants of stock options. For assumptions underlying the valuation of 2005, 2006, and 2007 option awards, see Note 1 to the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2007. Stock options granted to the named executive officers in 2003 and 2004 have been valued utilizing the Black-Scholes option pricing model, based on the following assumptions: i) exercise price of $12.18 for options granted on February 3, 2003, $13.85 for options granted on February 27, 2003, and $24.60 for options granted on February 27, 2004; ii) risk free interest rate of 2.55% for February 3, 2003, 2.227 % for February 27, 2003, and 2.543% for February 27, 2004; iii) expected life of four years for 2003 and 2004; iv) expected volatility of 60% for 2003 and 55% for 2004; and v) no expected dividend yield for 2003 or 2004.

(4)
The amounts shown under “Non-Equity Incentive Plan Compensation” are the actual amounts paid on that portion of the Short-Term Incentive Program awards based on financial targets (80% of the total target incentive at target.)

(5)
The amounts shown under the heading “Change in Pension Value and NQDC Earnings” reflect the difference in the present value of each officer’s retirement plan participation from year to year, as is discussed below under the heading “Supplemental Executive Retirement Plan.” For Mr. Mitchell the amount shown also includes the “above market” portion of the interest earned by his deferred compensation account, discussed in detail below under the heading, “Deferred Compensation Plans.”

(6)	See the All Other Compensation — Detail table, below.
     Each of the named executive officers has an employment agreement which impacts or defines certain of the elements of the compensation shown above. The material terms of those agreements are discussed below under the heading “Employment Agreements.”

All Other Compensation — Detail
     This table sets forth each of the elements comprising each named executive officer’s 2006 and 2007 “All Other Compensation” from the Summary Compensation Table, above.

		Perquisites			Benefits
							20%
							Federal
							Tax Assist
		Management				401(K)	on
		Insurance	Car			Company	Restricted
		Program	Allowance	Other	ESOP	Contribution	Stock Vest	Total
Name	Year	($)	($)	($)(1)	($)	($)	($)	($)
William E. Mitchell	2007	25,837	—	24,827	6,750	6,750	80,235	144,399
	2006	25,837	—	39,961	6,600	6,600	78,503	157,501
Paul J. Reilly	2007	5,583	10,200	—	6,750	6,750	18,079	47,362
	2006	5,583	10,200	—	6,600	6,600	26,693	55,676
Michael J. Long	2007	7,878	10,200	13,300	6,750	6,750	18,079	62,957
	2006	7,878	10,200	18,697	6,600	6,600	26,693	76,668
Peter S. Brown	2007	10,351	10,200	2,724	6,750	6,750	16,366	53,141
	2006	10,351	10,200	—	6,600	6,600	18,863	52,614
M. Catherine Morris	2007	6,062	10,200	3,638	6,750	6,750	9,515	42,915
	2006	6,062	7,400	—	6,600	6,600	12,457	39,119

(1)
For Mr. Mitchell, “Other” consists of the incremental cost to the company of personal use of aircraft in which the company owns fractional interests, of which $17,938 related to travel in connection with Mr. Mitchell’s service on the boards of Brown-Forman and the Rogers Corporation in 2007 and $20,955 related to travel in connection with Mr. Mitchell’s service on the board of the Rogers Corporation in 2006. “Incremental cost” is calculated as the sum of fuel cost, cost for hours used, total federal excise tax and segment fees, less reimbursements received from Mr. Mitchell, Brown-Forman and the Rogers Corporation.

For Mr. Long, “Other” for 2007 represents travel costs paid by the company for Mr. Long’s wife to accompany him to a company-sponsored event, and, for 2006, it represents the cost to the company of Mr. Long’s use of an apartment leased by the company adjacent to its headquarters in Melville, New York. The amounts include payments intended to offset the personal tax consequences to Mr. Long of the imputed income related to the travel and to the use of the apartment.

For Mr. Brown and Ms. Morris, the amount under the heading “Other” reflects the cost of a company-sponsored physical examination.
Grants of Plan-Based Awards
     The following table provides information regarding the awards of performance shares and restricted stock pursuant to the Management Incentive Compensation Program to each of the named executive officers in respect of employment during 2006 and 2007. Of the values shown on this table, the actual payments made in 2006 and 2007 of non-equity incentive plan awards are included on the Summary Compensation Table, above. The portion of the expense to the company associated with the 2006 and 2007 awards of equity incentive plans and stock options is also reported there.
Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option		Grant Date
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Awards: Number of	Awards: Number of	Exercise or Base Price	Fair Value of Stock
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Shares of	Securities	of Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Underlying	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	Options(#)(4)	($/Sh)	($)(5)
William E. Mitchell	2007	210,000	840,000	1,680,000	—	—	—	—	—	—	—
	2006	178,000	712,000	1,424,000	—	—	—	—	—	—	—
	3/15/07	—	—	—	4,025	16,100	32,200	16,100	—	37.58	605,038
	2/27/06	—	—	—	12,500	50,000	100,000	50,000	—	35.59	1,779,500
	2/28/07	—	—	—	—	—	—	40,000	—	38.29	1,531,600
	5/2/06	—	—	—	—	—	—	20,000	—	36.15	723,000
	2/28/07	—	—	—	—	—	—	—	50,000	38.29	542,165
	2/27/06	—	—	—	—	—	—	—	100,000	35.59	1,341,750
Paul J. Reilly	2007	70,000	280,000	560,000	—	—	—	—	—	—	—
	2006	42,500	170,000	340,000	—	—	—	—	—	—	—
	3/15/07	—	—	—	2,163	8,650	17,300	8,650	—	37.58	325,067
	2/27/06	—	—	—	2,500	10,000	20,000	10,000	—	35.59	355,900
	2/28/07	—	—	—	—	—	—	—	18,000	38.29	195,179
	2/27/06	—	—	—	—	—	—	—	15,000	35.59	201,263
Michael J. Long	2007	110,000	440,000	880,000	—	—	—	—	—	—	—
	2006	69,000	276,000	552,000	—	—	—	—	—	—	—
	3/15/07	—	—	—	3,600	14,400	28,800	14,400	—	37.58	541,152
	2/27/06	—	—	—	3,000	12,000	24,000	12,000	—	35.59	427,080
	2/28/07	—	—	—	—	—	—	—	30,000	38.29	325,299
	2/27/06	—	—	—	—	—	—	—	20,000	35.59	268,350
Peter S. Brown	2007	57,000	228,000	456,000	—	—	—	—	—	—	—
	2006	41,000	164,000	328,000	—	—	—	—	—	—	—
	3/15/07	—	—	—	1,800	7,200	14,400	7,200	—	37.58	270,576
	2/27/06	—	—	—	2,000	8,000	16,000	8,000	—	35.59	284,720
	2/28/07	—	—	—	—	—	—	—	15,000	38.29	162,650
	2/27/06	—	—	—	—	—	—	—	12,000	35.59	161,010
M. Catherine Morris	2007	48,000	192,000	384,000	—	—	—	—	—	—	—
	2006	33,332	133,328	266,656	—	—	—	—	—	—	—
	3/15/07	—	—	—	1,438	5,750	11,500	5,750	—	37.58	216,085
	2/27/06	—	—	—	575	2,300	4,600	2,300	—	35.59	81,857
	2/28/07	—	—	—	—	—	—	—	12,000	38.29	130,120
	2/27/06	—	—	—	—	—	—	—	5,250	35.59	70,442

(1)
These columns indicate the potential pay-out for each named executive officer of that portion of his or her Short-Term Incentive Program award which is based on financial targets (80% of the total target incentive at target.) The threshold payment begins at the achievement of 25% of the targeted goal, the target amount at achievement of 100% of the goal, and payment carries forward to a maximum payout of 200% of the target amount. Mr. Mitchell’s program, under the company’s Omnibus Incentive Plan, has the same threshold, target and maximum requirements. The actual amounts paid to each of the named executive officers under this plan for each year are set forth under the heading “Non-Equity Incentive Plan Compensation” on the Summary Compensation Table.

(2)
These columns indicate the potential number of shares which will be earned based upon each of the named executive officer’s performance share award under the Medium—Term Incentive Program. The threshold payment begins at the achievement of 25% of the targeted goal, the target amount at achievement of 100% of the goal, and payment carries forward to a maximum payout of 200% of the target amount.

(3)
This column reflects the number of restricted stock shares and performance shares granted as a part of the medium-term Management Incentive Plan, including those awards reflected in the estimated payout section referenced in footnote 2, above. The terms of these awards are discussed under the heading “Medium-Term Incentive Program”, above.

(4)
This column, and the two that follow reflect the number of stock options granted, their exercise price, and the closing stock value on the date of grant. The terms of these grants are described above, under the heading “Long-Term Incentive Program”.

(5)
Grant date fair values for restricted stock and performance shares reflect the number of shares awarded (at target for the performance shares) times the grant date closing market price of Arrow common stock. Grant date fair values for stock option awards are calculated using the Black-Scholes option pricing model based on assumptions set forth at Note 1 to the company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End
     The Outstanding Equity Table shows: (i) the number of outstanding stock option awards that are vested and unvested; (ii) the exercise price and expiration date of these options; (iii) the aggregate number and value as of December 31, 2007 of all unvested restricted stock; and (iv) the aggregate number and value as of December 31, 2007 of all performance shares granted under a performance plan whose performance period has not yet been completed.
     The values ascribed to these awards in the table below may or may not be realized by their recipients, depending on share prices at the time of vesting or exercise and the achievement of the metrics upon which the performance share awards depend. Each amount on this table is based on the closing market price of the company’s common stock on December 31, 2007, which was $39.28. For each named executive officer, the expense taken by the company with respect to each award is included in the Summary Compensation Table, above. For additional information regarding the impact of a change of control on equity awards, see the table below under the heading “Stock Option, Restricted Stock and Performance Share Award Agreements.”

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
					Number		Equity
					of		Incentive
					Shares		Plan Awards:
					or units		Number of	Equity Incentive
	Number of	Number of			of Stock	Market Value	Unearned	Plan Awards:
	Securities	Securities			Held	of Shares or	Shares, Units	Market or Payout
	Underlying	Underlying			That	Units of	or Other	Value of Unearned
	Unexercised	Unexercised	Option		Have	Stock Held	Rights That	Shares, Units or
	Options—	Options—	Exercise	Option	Not	that Have Not	Have Not Yet	Other Rights That
	Exercisable	Unexercisable	Price	Expiration	Vested	Yet Vested	Vested	Have Not Yet
Name	(#)	(#)	($)(1)	Date(1)	(#)(2)	($)(2)	(#)(3)	Vested ($)(3)
William E. Mitchell	100,000	—	12.18	2/03/2013	—	—	—	—
	56,250	18,750	24.60	2/27/2014	—	—	—	—
	50,000	50,000	26.90	2/28/2015	—	—	—	—
	25,000	75,000	35.59	2/27/2016	—	—	—	—
	—	50,000	38.29	2/28/2017	—	—	—	—
	—	—	—	—	60,000	2,356,800	131,100	5,149,608
Paul J. Reilly	4,000	—	15.44	3/03/2009	—	—	—	—
	7,500	—	20.38	12/15/2009	—	—	—	—
	7,500	—	25.85	2/21/2011	—	—	—	—
	7,500	—	22.50	10/08/2011	—	—	—	—
	10,000	—	26.45	2/27/2012	—	—	—	—
	10,000	—	13.85	2/27/2013	—	—	—	—
	7,500	2,500	24.60	2/27/2014	—	—	—	—
	7,500	7,500	26.90	2/28/2015	—	—	—	—
	3,750	11,250	35.59	2/27/2016	—	—	—	—
	—	18,000	38.29	2/28/2017	—	—	—	—
	—	—	—	—	—	—	26,650	1,046,812
Michael J. Long	2,500	—	13.85	2/27/2013	—	—	—	—
	—	2,750	24.60	2/27/2014	—	—	—	—
	—	9,000	26.90	2/28/2015	—	—	—	—
	5,000	15,000	35.59	2/27/2016	—	—	—	—
	—	30,000	38.29	2/28/2017	—	—	—	—
	—	—	—	—	—	—	36,400	1,429,792
Peter S. Brown	—	2,750	24.60	2/27/2014	—	—	—	—
	—	6,000	26.90	2/28/2015	—	—	—	—
	3,000	9,000	35.59	2/27/2016	—	—	—	—
	—	15,000	38.29	2/28/2017	—	—	—	—
	—	—	—	—	—	—	23,200	911,296
M. Catherine Morris	—	1,300	24.60	2/27/2014	—	—	—	—
	—	2,625	26.90	2/28/2015	—	—	—	—
	1,312	3,938	35.59	2/27/2016	—	—	—	—
	—	12,000	38.29	2/28/2017	—	—	—	—
	—	—	—	—	—	—	10,350	406,548

(1)
These columns reflect the exercise price and expiration date, respectively for all of the stock options under each award. Each option was granted ten years prior to its expiration date. All of the awards were issued under the Long -Term Incentive Program discussed above. All of the awards vest in four equal amounts on the first, second, third and fourth anniversaries of the grant date, and have an exercise price equal to the closing market price of the common stock on the grant date.

(2)
These columns reflect the number of unvested restricted shares held by each named executive officer under each award of restricted shares and the dollar value of those shares based on the closing market price of the company’s common stock on December 31, 2007.

(3)	These columns show the number of shares of Arrow common stock each named executive officer would receive under each grant of performance shares, assuming that the financial targets associated with each award are achieved at 100%, and the dollar value of those shares based on the closing market price of the company’s common stock on December 31, 2007.
Options Exercised and Stock Vested in Last Fiscal Year
     The following table provides information concerning the value realized by each named executive officer upon the exercise of stock options and the vesting of restricted and performance shares.
     The value realized on the exercise of stock options shown below is based on the difference between the exercise price per share paid by the executive and the closing market price of the common stock on the exercise date. The value realized on the vesting of restricted and performance shares is based on the number of shares vesting and the closing market price of the common stock on the vesting date.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
William E. Mitchell	—	—	—	—
Restricted Shares	—	—	11,250	401,175
2004 — 2006 Perf. Shares	—	—	43,750	1,675,188
2005 — 2007 Perf. Shares	—	—	76,115	2,482,110
Paul J. Reilly	3,500	34,125	—	—
Restricted Shares	—	—	2,375	90,393
2004 — 2006 Perf. Shares	—	—	6,825	261,329
2005 — 2007 Perf. Shares	—	—	9,368	305,490
Michael J. Long	26,750	373,925	—	—
Restricted Shares	—	—	2,375	90,393
2004 — 2006 Perf. shares	—	—	6,825	261,329
2005 — 2007 Perf. Shares	—	—	11,710	381,863
Peter S. Brown	32,650	631,053	—	—
Restricted Shares	—	—	2,150	81,829
2004 — 2006 Perf. Shares	—	—	6,825	261,329
2005 — 2007 Perf. Shares	—	—	9,368	305,490
M. Catherine Morris	13,675	155,132	—	—
Restricted Shares	—	—	1,250	47,575
2004 — 2006 Perf. Shares	—	—	2,013	77,078
2005 — 2007 Perf. Shares	—	—	2,693	87,819
Supplemental Executive Retirement Plan
     Arrow maintains an unfunded Supplemental Executive Retirement Plan under which the company will pay supplemental pension benefits to certain employees upon retirement. There are 27 current and former corporate officers participating in the SERP. The Board determines who is eligible to participate.
     For participants other than Mr. Mitchell, the gross SERP benefit is calculated by multiplying 2.5% of final average performance-based compensation (salary and short-term incentive bonus) by the participant’s years of credited service (up to a maximum of 18 years.) Final average compensation is the highest average of any three years during the participant’s final five years of service. The gross benefit is reduced by 50% of the Social Security benefit and by the sum of the benefits provided by the company’s ESOP and 401(k) matching contributions.
     The benefits provided under the SERP are payable as a life annuity with 60 payments guaranteed commencing at age 60, assuming continued employment through normal retirement, except for Mr. Mitchell, who will be eligible for payments under the plan at 65. At normal retirement (generally, age 60) Mr. Reilly, Mr. Long, Mr. Brown and Ms. Morris would receive estimated annual SERP payments of $492,156, $720,262, $174,631 and $276,468, respectively. Under the terms of his employment agreement, Mr. Mitchell will be eligible for payments under the amended SERP at age 65, in an estimated annual amount of $485,078.
     The years of credited service (as of year end) for each of the named executive officers and the present value of their respective accumulated benefits as of December 31, 2007 are set out on the following table. None of the named executive officers received any payments under the SERP in or with respect to 2007. The present value calculation assumes each recipient remains employed until normal retirement age (age 60, except for Mr. Mitchell, for whom, by contract, retirement age is deemed to be age 65.) The remainder of the assumptions underlying the calculation of the present value of the benefits are discussed at Note 13 to the company’s Consolidated Financial Statements on Form 10-K for the year ended December 31, 2007.

Pension Benefits

		Number of Years	Present Value of	Payments
		of Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)	Fiscal Year ($)
William E. Mitchell	SERP	4.91	3,503,543	—
Paul J. Reilly	SERP	11.58	1,169,116	—
Michael J. Long	SERP	12.16	1,445,184	—
Peter S. Brown	SERP	6.33	914,659	—
M. Catherine Morris	SERP	1.33	76,182	—
     The SERP provides that if a participant is terminated without cause within two years after a change in control of the company (as defined below under the heading “Change of Control Agreements”), he or she will receive his or her annual benefit under the SERP but not until reaching age 60. The amount of the payment is based on the amount accrued up to the time of the termination. No payments will be made if the participant was not yet age 50 at the time of the termination.
     Benefits under the SERP terminate, with no further obligation to the recipient, if he or she becomes involved in any way with an entity which competes with Arrow (except for limited ownership of stock in a publicly-traded company.)
     Should a participant become disabled before retiring, he or she continues to accrue years of service during such disability and may elect to receive the pension benefit accrued at any time up until the participant reaches age 65.

w

     The present values of the SERP benefits accrued through year-end by the participating named executive officers in the event of termination, death, disability or a change of control of the company are set forth on the Potential Payouts Upon Termination table, below.
Deferred Compensation Plans
     The company maintains an Executive Deferred Compensation Plan in which deferred income as well as investment gains on the deferred amounts are nontaxable to the executive until distributed.
     A participating executive may defer up to 80% of his or her salary and 100% of bonuses, incentive compensation and performance shares. The participant chooses from a selection of mutual funds and other investments in which the deferred amount is then deemed to be invested. Earnings on the amounts deferred are defined by the returns actually obtained by the “deemed investment” and added to the account. (The “deemed investment” is used solely for this purpose and the participant has no ownership interest in it.) The deferred compensation and the amount earned are general assets of the company, and the obligation to distribute the amounts according to the participants’ designation, is a general obligation, of the company.
     Of the named executive officers, Mr. Mitchell is the only participant in the Executive Deferred Compensation Plan.

Nonqualified Deferred Compensation

		Executive	Registrant		Aggregate
		Contribution in	Contributions in	Aggregate Earnings	Withdrawals /
		Last Fiscal Year	Last Fiscal Year	in Last Fiscal Year	Distributions	Aggregate Balance
Name	Year	($)	($)	($)	($)	at Last FYE ($)
William E. Mitchell	2007	330,000	—	104,730	—	1,149,349
	2006	270,000	—	62,189	—	714,619
     The 2007 amount deferred by Mr. Mitchell was a portion of the amount he would have received early in 2007 as part of his 2006 compensation. Accordingly, that amount is reflected in the Summary Compensation Table for 2006. Based on the amounts actually earned in 2007 by the funds selected by Mr. Mitchell, his deferral account had aggregate earnings of $104,730 in 2007, a return deemed to be “above-market” because it was greater than 120% of the December 2007 applicable federal long-term rate or 5.68%. Accordingly, the “above market” portion of the total earnings, $64,139, was included on the Summary Compensation Table, above, under the column heading “Change in Pension Value and NQDC Earnings.”
     The 2006 amount deferred by Mr. Mitchell was part of the amount he would have received early in 2006 as part of his 2005 compensation. Accordingly, that is reflected in the Summary Compensation Table for 2005. Based on the amounts actually earned in 2006 by the funds selected by Mr. Mitchell, his deferral account had aggregate earnings of $62,189, a return deemed to be “above-market” because it was greater than 120% of the December 2006 applicable federal long-term rate or 5.89%. Accordingly, the “above market” portion of the total earnings, $23,761, was included on the Summary Compensation Table, above, under the column heading “Change in Pension Value and NQDC Earnings.”

AGREEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION OR CHANGE OF CONTROL
Employment Agreements
     In February 2003, Mr. Mitchell entered into an employment agreement with Arrow that was amended in March 2005 to extend the period of Mr. Mitchell’s employment from January 2006 to March 2009, and to replace Arrow’s obligation to pay certain of his expenses (including, but not limited to, expenses related to club dues, automobile and local transportation, tax preparation, and financial planning) with an annual payment of $100,000, which is now part of his base salary. The amendment also provides for liquidated damages in the event of Mr. Mitchell’s termination without cause during the term of the agreement. The agreement provides for a minimum base salary of $750,000 per year. Mr. Mitchell’s current base salary is reflected above under the heading “Base Salary.” The agreement also established the terms of Mr. Mitchell’s participation in the SERP discussed above under the heading “Supplemental Executive Retirement Plan.”
     Each of the other named executive officers has an employment agreement with Arrow that has a twelve-month term which is automatically renewed for an additional twelve months unless terminated by either party on not less than twelve months’ notice. The agreement provides for a minimum base salary and target incentive under the short-term incentive program of:

	Minimum Base	Minimum Target
	Salary	Incentive
Mr. Reilly	$400,000	$150,000
Mr. Long	$330,000	$270,000
Mr. Brown	$450,000	$175,000
Ms. Morris	$400,000	$240,000
     The current base salary of each of the named executive officers is reflected above under the heading “Base Salary.”
     Each of the employment agreements with the named executive officers:
•
prohibits the executive from competing with the company, disclosing its proprietary information or hiring its employees upon his or her termination, for any reason, for a period of either two years, with respect to Mr. Mitchell and Ms. Morris, or one year, with respect to Messrs. Reilly, Long and Brown;

•
permits the company to terminate the executive for cause (defined, generally, as “malfeasance, willful misconduct, active fraud or gross negligence”) and have no further obligation to him and or her; and

•
provides that in the event the company terminates the executive without cause, he or she will continue to receive, through the end of the then-remaining term of the agreement, all of his or her base salary and benefits (such as life, health and disability insurance) and the vesting of any unvested restricted stock or stock options which would have vested through the then-remaining term of the agreement. Furthermore, in such circumstance

•	Mr. Mitchell would be entitled to an amount equal to his base salary in lieu of short-term, annual incentive payments;

•	Mr. Reilly, Mr. Long, Mr. Brown and Ms. Morris would be entitled to an amount equal to two thirds of their targeted short-term annual incentives;

•	Mr. Brown would also be deemed vested in any SERP benefit accrued as of the date of such termination; and

•
Ms. Morris would also be entitled to performance share awards, at target levels, which would have vested in the then-remaining term of her agreement and continuation of health insurance premiums for the then-remaining term of the agreement.

     The estimated compensation that each of the named executive officers would receive under the employment agreements under various circumstances is set forth in the Potential Payouts Upon Termination table below.
Change of Control Agreements
     The Board believes that the possibility of a change of control of Arrow may raise uncertainty among management, possibly leading to distraction and departure. Further, in the event it should receive a proposal for transfer of control of the company, the Board wishes to be able to rely on the advice of management without members of management being influenced by the uncertainties of their individual positions. The Board also believes, however, that the mere occurrence of a change of control should not generate the potential for a windfall if an executive resigns (a so-called “single-trigger” agreement). Accordingly, the Board has determined that the questions of uncertainty and securing unbiased management services in such circumstances are sufficiently addressed by protecting the executive from involuntary termination following a change of control (a so-called “double-trigger” agreement.)
     Accordingly, the company has entered into agreements with each of the named executive officers which provide for lump-sum payments by the company or its successor following a change of control. “Change of Control” means that any person, group or company (other than one which includes Arrow or its subsidiaries or one or more of its executive officers) (i) acquires 30% or more of Arrow’s voting stock without the approval of Arrow’s then incumbent Board of Directors, or (ii) replaces a majority of Arrow’s then incumbent Board of Directors without their approval.
     The named executive officers are eligible for payments if, within two years following the Change of Control, their employment is terminated (i) without cause by the company or (ii) for good reason by the executive, as each is defined in the agreements. In such event, the eligible terminated executive is entitled to receive: (i) all unpaid salary through the date of termination (as defined in the agreement) and all earned and unpaid benefits and awards (including both cash and stock components); (ii) a lump-sum payment of 2.99 times the executive’s annualized includable compensation as defined in Internal Revenue Code Section 280G(d)(1); and (iii) continuation of benefits at the levels in effect at the time of the change of control for up to three years. If, at the end of the three years following the date of termination, the executive has not reached retirement date and is not receiving equivalent benefits from a new employer, the company will arrange to convert the executive’s coverages to individual policies or programs.
     Under the terms of the relevant agreements (summarized below under the heading “Stock Option, Restricted Stock and Performance Share Award Agreements”) for each of the named executives, in the event of an involuntary termination following a change in control, all outstanding options vest and remain exercisable for the remainder of their term, all unvested restricted stock vests, and all unearned performance shares are delivered immediately, at 100% of the targeted amount.

     The amounts payable to the named executive officers pursuant to such agreements will be reduced, if necessary, to avoid excise tax under Section 4999 of the Internal Revenue Code. The estimated compensation and the estimated value of additional benefits that each of the named executive officers would receive under the change of control agreements is set forth in the Potential Payouts Upon Termination table below.
Impact of Internal Revenue Code §409A
     Each of the change of control agreements between the company and the named executive officers either has been amended or is subject to amendment in order to ensure compliance with Internal Revenue Code §409A, generally by deferring any payment due upon termination for six months and adding an interest component to the amount due (at the six-month Treasury rate.)
Potential Payouts Upon Termination
     The following table sets forth the estimated payments and value of benefits that each of the named executive officers would be entitled to receive under their employment and change of control agreements, as applicable, in the event of the termination of his employment under various scenarios, assuming that the termination occurred on December 31, 2007. The amounts represent the entire value of the estimated liability, even if some or all of that value has been disclosed elsewhere in this proxy statement.
     None of the named executive officers receives any payment at, following or in connection with being terminated for cause. None of the named executive officers was eligible for retirement (or early retirement) as at year-end 2007 other than Mr. Mitchell.
     In both the table below and the “Share-based Award Agreement Terms Related to Post-Employment Scenarios” table which follows it:
•	Death refers to the death of executive;

•	Disability refers to the executive becoming permanently and totally disabled during the term of his employment;

•
Termination Without Cause or Resignation for Good Reason means that the executive is asked to leave the company for some reason other than those specified in his or her employment agreement or the executive voluntarily leaves the company because the company is in breach of the agreement (all as defined in each specific employment agreement);

•
Change of Control Termination means the occurrence of both a change of control and the termination of the executive without cause or his or her resignation for cause within two years of the change; and

•
Retirement means the executive’s voluntary departure at or after retirement age as defined in one of the company’s retirement plans (typically age 60, except for Mr. Mitchell, for whom regular retirement age has been set at age 65 by contract).

Potential Payouts Upon Termination

		Termination Scenario
				Termination
				Without
				Cause or
				Resignation	“Change of
				for Good	Control
		Death	Disability	Reason	Termination”	Retirement
Name	Benefit	($)	($)	($)	($)	($)
William E. Mitchell	Severance Payment	—	—	1,312,500	7,767,336	—
	Settlement of MICP Bonus Award	—	—	1,050,000	—	—
	Settlement of Performance Shares	5,149,608	5,149,608	—	5,149,608	5,149,608
	Settlement of Stock Options	1,220,500	1,220,500	1,103,500	1,220,500	1,220,500
	Settlement of Restricted Shares	2,356,800	2,356,800	785,600	2,356,800	2,356,800
	Accrued Vacation Payout	80,769	80,769	80,769	80,769	80,769
	Management Insurance Benefit	8,400,000	—	—	—	—
	Welfare Benefits Continuation	—	—	—	24,993	—
	Life Insurance Premium	—	—	—	77,511	—
	SERP	—	4,764,347	—	3,796,350	3,503,543

	Total	17,207,677	13,572,024	4,332,369	20,473,867	12,311,220

Paul J. Reilly	Severance Payment	—	—	500,000	2,588,982	—
	Settlement of MICP Bonus Award	—	—	233,333	—	—
	Settlement of Performance Shares	1,046,812	1,046,812	—	1,046,812	—
	Settlement of Stock Options	188,883	188,883	101,418	188,883	—
	Accrued Vacation Payout	38,462	38,462	38,462	38,462	—
	Management Insurance Benefit	3,400,000	—	—	—	—
	Welfare Benefits Continuation	—	—	—	31,417	—
	Life Insurance Premium	—	—	—	16,749	—
	SERP	—	1,414,411	—	1,169,116	—

	Total	4,674,157	2,688,568	873,213	5,080,421	—

Michael J. Long	Severance Payment	—	—	550,000	3,744,642	—
	Settlement of MICP Bonus Award	—	—	366,667	—	—
	Settlement of Performance Shares	1,429,792	1,429,792	—	1,429,792	—
	Settlement of Stock Options	236,840	236,840	121,955	236,840	—
	Accrued Vacation Payout	42,308	42,308	42,308	42,308	—
	Management Insurance Benefit	4,400,000	—	—	—	—
	Welfare Benefits Continuation	—	—	—	28,081	—
	Life Insurance Premium	—	—	—	23,634	—
	SERP	—	1,657,988	—	—	—

	Total	6,108,940	3,366,928	1,080,930	5,505,297	—

Peter S. Brown	Severance Payment	—	—	554,167	3,639,072	—
	Settlement of MICP Bonus Award	—	—	190,000	—	—
	Settlement of Performance Shares	911,296	911,296	—	911,296	—
	Settlement of Stock Options	162,710	162,710	144,215	162,710	—
	Accrued Vacation Payout	36,538	36,538	36,538	36,538	—
	Management Insurance Benefit	3,040,000	—	—	—	—
	Welfare Benefits Continuation	—	—	—	31,417	—
	Life Insurance Premium	—	—	—	31,053	—
	SERP	—	1,014,637	1,058,552	914,659	—

	Total	4,150,544	2,125,181	1,983,472	5,726,745	—

M. Catherine Morris	Severance Payment	—	—	400,000	1,918,517	—
	Settlement of MICP Bonus Award	—	—	160,000	—	—
	Settlement of Performance Shares	406,548	406,548	90,344	406,548	—
	Settlement of Stock Options	77,993	77,993	43,142	77,993	—
	Accrued Vacation Payout	30,769	30,769	30,769	30,769	—
	Management Insurance Benefit	2,560,000	—	—	—	—
	Welfare Benefits Continuation	—	—	8,856	26,567	—
	Life Insurance Premium	—	—	—	18,186	—
	SERP	—	748,025	—	—	—

	Total	3,075,310	1,263,335	733,111	2,478,580	—

Narrative Explanation of the Calculation of Amounts
     Had the death, disability, retirement, or a change of control termination of any of the named executive officers occurred, all of his or her restricted shares, options and performance shares would have fully vested. The options would remain exercisable for the remainder of their original term.
     Had a termination by the company without cause or resignation of the executive for good reason occurred, performance shares then unearned would have been forfeited (except for Ms. Morris’), while any restricted stock and option awards which would have vested in the then remaining term of the executive’s employment agreement would have vested immediately.
     None of the named executive officers would have received severance or bonus pay in the event of death, disability or retirement. Had a termination by the company without cause or resignation of the executive for good reason occurred, however, each executive would have received a severance amount equal to his or her salary for the remaining term of their agreements and two thirds of their targeted short-term incentive bonus for that period, except for Mr. Mitchell, whose contract provides for a payment in lieu of such bonus equal to his then current base annual salary.
     Under the terms of their change of control agreements, had a change of control termination occurred, each executive would have received 2.99 times his or her annualized includable compensation as defined in Section 280G(d)(1) of the Internal Revenue Code.
     Performance shares and restricted stock are valued at the closing market price on December 31, 2007 and stock options are valued based on the difference between the exercise price and the closing market price on December 31, 2007 of in-the-money options.
Stock Option, Restricted Stock and Performance Share Award Agreements
     The various share and share-based awards made to the named executive officers are evidenced by written agreements each of which contains provisions addressing alternative termination scenarios. These provisions are summarized on the following table.
Share-based Award Agreement Terms Related to Post-Employment Scenarios

Termination Scenario

Involuntary
Termination
without cause
			Termination Without	Involuntary	within Two Years of	Retirement At
			Cause or Resignation	Termination for	a Change of	normal retirement
Agreement Type	Voluntary Quit	Death or Disability	for Good Reason	Cause	Control	age
Stock Option	Any part of option then unexercised, whether vested or unvested, forfeits	All options vest immediately, entire award exercisable until original expiration date (ten years from grant)	Options which would have vested during remainder of employment agreement terms vest; all vested options remain exercisable	Any part of option then unexercised, whether vested or unvested, forfeits	All options vest immediately, entire award exercisable until original expiration date (ten years from grant)	All options vest immediately and entire award exercisable until original expiration date (ten years from grant)

Restricted Stock	Unvested stock forfeits	All shares vest immediately if recipient is employed at time of occurrence	Shares which would have vested during remainder of employment agreement terms vest	Unvested stock forfeits	All shares vest immediately	All shares vest immediately if retirement at normal retirement age

Performance Shares	All then-unsettled awards forfeit	Recipient receives targeted number of shares immediately	All then-unsettled awards forfeit	All then-unsettled awards forfeit	Recipient receives targeted number of shares immediately	Award is settled at end of cycle as if recipient were still employed

RELATED PERSONS TRANSACTIONS
     The company has a variety of procedures for the identification and review of related party transactions.
     Arrow’s Worldwide Code of Business Conduct and Ethics (the “Code”) prohibits employees, officers and directors from entering into transactions that present a conflict of interest absent a specific waiver. The Code also requires that any such transaction, which may become known to any employee, officer or director, be properly reported to the company. Any conflict of interest disclosed under the Code requires a waiver from senior management. If the conflict of interest involves senior management, a waiver from the Board of Directors is required. Any such waiver is disclosed on the company’s website.
     The company’s corporate governance guidelines specify the standards for independence of directors. Any related party transaction involving a director requires the review and approval of the Board of Directors.
     As part of the process related to the financial close of each quarter, the company sends out a disclosure checklist to management of each operating unit and financial function around the world, which seeks to ensure complete and accurate financial disclosure. One part of the checklist seeks to identify any related party transactions. Any previously undisclosed transaction would initially be reviewed by (i) the company’s disclosure committee to determine whether the transaction should be disclosed in the company’s SEC filings; and (ii) by senior management of the company, including the General Counsel and the Chief Financial Officer, for consideration of the appropriateness of the transaction. If such transaction involves members of senior management, it is elevated to the Board of Directors for review.
     The Board has reviewed and approved the one related-party transaction occurring in or pursuant to which payment was made in 2007:
     The company entered into an agreement in 1980 with Mr. Waddell, now one of the company’s non-employee directors, in which it agreed to pay Mr. Waddell’s designated beneficiary, a member of his immediate family, a benefit of $1,000,000 upon Mr. Waddell’s death. In December 2003, the company and Mr. Waddell’s beneficiary entered into an agreement pursuant to which the beneficiary will receive the 2003 present-value, annuitized equivalent of the death benefit, in the form of annual payments of $45,000 for the remainder of the beneficiary’s life up to a maximum of 12 years.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires Arrow’s officers and directors and persons who own more than ten percent of a registered class of Arrow’s equity securities to file reports of ownership and changes in ownership with the SEC. Arrow believes that during fiscal year 2007 its officers and directors complied with all applicable Section 16(a) filing requirements.
SUBMISSION OF SHAREHOLDER PROPOSALS
     Arrow anticipates that the next Annual Meeting of Shareholders will be held on or about May 1, 2009. If a shareholder intends to present a proposal at Arrow’s Annual Meeting of Shareholders to be held in 2009 and seeks to have the proposal included in Arrow’s Proxy Statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of

1934, as amended, the proposal must be received by Arrow no later than the close of business on November 20, 2008.
     Arrow’s by-laws govern the submission of nominations for director and other business proposals that a shareholder wishes to have considered at Arrow’s Annual Meeting of Shareholders to be held in 2009 which are not included in the company’s proxy statement for that meeting. Under the by-laws, subject to certain exceptions, nominations for director or other business proposals to be addressed at the company’s next annual meeting may be made by a shareholder entitled to vote who has delivered a notice to the Secretary of Arrow no later than the close of business on March 10, 2009 and not earlier than February 9, 2009. The notice must contain the information required by the by-laws. These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice by-law provisions, subject to applicable rules of the SEC.
By Order of the Board of Directors,
Peter S. Brown,
Secretary

ANNEX A
Arrow Electronics, Inc.
2004 Omnibus Incentive Plan
(as amended February 28, 2007 and February 27, 2008)
Article 1. Establishment, Purpose, and Duration
          1.1 Establishment. Arrow Electronics, Inc., a New York corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2004 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.
          The Plan permits the grant of Cash-Based Awards, Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, and Other Stock-Based Awards.
          The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
          1.2 Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain Employees and Directors of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders. This Plan is intended to replace all Prior Plans.
          1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate (i) ten years from the Effective Date with respect to the Shares initially authorized for issuance under the Plan (the “Initial Share Authorization”) and (ii) with respect to the 5,000,000 Shares subsequently authorized for issuance under the Plan (the “Additional Share Authorization”), ten years from the date the Board of Directors amended the Plan to authorize the Additional Share Authorization. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted (i) with respect to the Initial Share Authorization, after February 26, 2014, and (ii) with respect to the Additional Share Authorization, more than ten years after the Board’s authorization of the Additional Share Authorization.
Article 2. Definitions
          Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3
“Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Non-Qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4
“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9
“Committee” means the compensation committee of the Board or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time and shall serve at the discretion of the Board.

2.10	“Company” means Arrow Electronics, Inc., a New York corporation, and any successor thereto as provided in Article 21 herein.

2.11
“Covered Employee” means a Participant: (a) who is a “covered employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute or (b) who the Committee determines could potentially become a covered employee during the lifetime of an Award.

2.12	“Covered Employee Annual Incentive Award” means an Award granted to a Covered Employee as described in Article 12.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.

2.14	“Disability” means total and permanent disability as determined by the Committee.

2.15	“Effective Date” has the meaning set forth in Section 1.1.

2.16	“Employee” means any employee of the Company, its Affiliates, and/or Subsidiaries.

2.17	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18
“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading days, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV shall be determined by the Committee at its discretion. If, however, the required accounting standards used to account for equity Awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan such that fair value accounting for such Awards becomes required, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

2.19	“Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20	“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7.

2.21	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.22
“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.23
“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.24	“Non-Employee Director” means a Director who is not an Employee.

2.25
“Non-Employee Director Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Non-Employee Director pursuant to such applicable terms, conditions, and limitations as the Board may establish in accordance with this Plan.

2.26	“Non-Qualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.27	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option, as described in Article 6.

2.28	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.30	“Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.31	“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.32
“Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.33	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34	“Performance Share” means an Award granted to a Participant, as described in Article 9.

2.35	“Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.36
“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.37	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.38	“Plan” means the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan.

2.39	“Plan Year” means the calendar year.

2.40
“Prior Plans” means the Company’s Arrow Electronics, Inc. Stock Option Plan, as amended and restated effective as of February 27, 2002, the Arrow Electronics, Inc. Restricted Stock Plan, as amended and restated effective as of February 27, 2002, the Arrow Electronics, Inc. 2002 Non-Employee Directors Stock Option Plan, and the Non-Employee Directors Deferral Plan.

2.41	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.42	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.43	“Share” means a Share of common stock of the Company, $1.00 par value per Share.

2.44	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.45
“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.46
“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.47
“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration
          3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons. The Committee shall have the authority to bring an action in the name of the Company in any court of competent jurisdiction to enforce, define or defend any action or determination under the Plan.

          3.2 Authority of the Committee. Subject to the terms of the Plan, the Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 19, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.
          3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do any of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards. The Committee shall not delegate such responsibilities with respect to Awards granted to an officer who is considered an Insider or Covered Employee. The resolution providing for such delegation shall set forth the total number of Awards such officer(s) may grant; and, the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
Article 4. Shares Subject to the Plan and Maximum Awards
          4.1 Number of Shares Available for Awards.
(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be:
(i)	Nine million ninety six thousand eight hundred sixty nine (9,096,869) Shares; plus

(ii)
(a) four million two hundred three thousand one hundred thirty one (4,203,131) authorized Shares not issued or subject to outstanding awards under the Company’s Prior Plans as of the Effective Date and (b) any Shares subject to the eleven million three hundred sixty two thousand six hundred forty five (11,362,645) outstanding awards as of the Effective Date under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares).
(b)
To the extent that a Share is issued pursuant to the grant or exercise of a Full Value Award, it shall reduce the Share Authorization by 1.69 Shares; and, to the extent that a Share is issued pursuant to the grant or exercise of an Award other than a Full Value Award, it shall reduce the Share Authorization by one (1) Share.

(c)
Subject to adjustment as provided in Section 4.4, and subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, and in order to comply with the requirements of Section 422 of the Code and the regulations thereunder, the maximum number of Shares available for issuance pursuant to ISOs and NQSOs shall be:

(i)	Thirteen million three hundred thousand (13,300,000) Shares that may be issued pursuant to Awards in the form of ISOs, plus a number of shares equal to the number of shares subject to outstanding awards under the Prior Plans as of the Effective Date that thereafter cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares) up to a maximum of eleven million three hundred sixty two thousand six hundred forty five (11,362,645); and

(ii)
Thirteen million three hundred thousand (13,300,000) Shares that may be issued pursuant to Awards in the form of NQSOs, plus a number of shares equal to the number of shares subject to outstanding awards under the Prior Plans as of the Effective Date that thereafter cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares) up to a maximum of eleven million three hundred sixty two thousand six hundred forty five (11,362,645).

(d)
Subject to adjustment in Section 4.4 and subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of shares that may be issued to Non-Employee Directors shall be four hundred thousand (400,000) Shares, and no Non-Employee Director may be granted an award covering more than twenty thousand (20,000) Shares in any Plan Year, except that this annual limit on Non-Employee Director Awards shall be increased to forty thousand (40,000) Shares for any Non-Employee Director serving as Chairman of the Board; provided, however, that in the Plan Year in which an individual is first appointed or elected to the Board as a Non-Employee Director, such individual may be granted an Award covering no more than an additional forty thousand (40,000) Shares (a “New Non-Employee Director Award”).

(e)
Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 4.1(a), any Full Value Awards, which vest on the basis of the Participant’s employment with or provision of service to the Company, shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period, and any Full Value Awards which vest upon the attainment of performance goals, shall provide for a performance period of at least twelve (12) months.

          4.2 Share Usage.
(a)
Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant’s designated transferee. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

(b)	The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.
          4.3 Annual Award Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of Awards under the Plan:

(a)
Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to all Awards of such type granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for Options as of the close of the previous Plan Year.

(b)
SARs: The maximum number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to all Awards of such type granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for SARs as of the close of the previous Plan Year.

(c)
Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for Restricted Stock or Restricted Stock Units as of the close of the previous Plan Year.

(d)
Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be five hundred thousand (500,000) Shares, or equal to the value of five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit for Performance Units or Performance Shares as of the close of the previous Plan Year.

(e)
Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the value of five million dollars ($5,000,000) determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit for Cash-Based Awards as of the close of the previous Plan Year.

(f)
Covered Employee Annual Incentive Award. The maximum aggregate amount awarded or credited with respect to Covered Employee Annual Incentive Awards to any one Participant in any one Plan year may not exceed the value of five million dollars ($5,000,000) determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit for Covered Employee Annual Incentive Awards as of the close of the previous Plan Year.

(g)
Other Stock-Based Awards. The maximum aggregate grant with respect to other Stock-Based Awards pursuant to Section 10.2 granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for Other Stock-Based Awards as of the close of the previous Plan Year.

          4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.
          The Committee shall, as and in the manner it deems necessary or appropriate, make adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of

Performance Periods. The determination of the Committee as to the foregoing adjustments shall be conclusive and binding on Participants under the Plan.
          Subject to the provisions of Article 19, without affecting the number of Shares reserved or available hereunder or the number or types of options that may be granted hereunder, the Committee may authorize the issuance or assumption of awards under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate; provided, however, that, subject to adjustment as provided above, the maximum amount of Shares with respect to which ISOs, NQSOs and/or other Awards may be granted under this paragraph is as set forth in section 4.1 (c) hereof.
Article 5. Eligibility and Participation
          5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third Party Service Providers.
          5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award, except that in the case of Non-Employee Directors, such determinations shall be made by the Board pursuant to Section 13.1.
Article 6. Stock Options
          6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the regulations thereunder).
          6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
          6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement; provided, however, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.
          6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.
          6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
          6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
          A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion.
          Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
          Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
          6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
          6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
          6.9 Transferability of Options.
(a)
Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)
Non-Qualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
          6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

          6.11 Substituting SARs. In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Stock (or SARs paid in Stock or cash at the Committee’s discretion) for outstanding Options; provided, the terms of the substituted Stock SARs are substantially equivalent to the terms for the Options and the excess of the Fair Market Value of the underlying Shares over the aggregate Grant Price of the SARs is equivalent to the excess of the Fair Market Value of the underlying Shares over the aggregate Option Price of the Options. If this provision creates adverse accounting consequences for the Company, it shall be considered void by the Committee.
Article 7. Stock Appreciation Rights
          7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.
          Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
          The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price may be based on one hundred percent (100%) of the FMV of the Shares on the date of grant, set at a premium to the FMV of the Shares on the date of grant, or indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.
          7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
          7.3 Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.
          7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
          7.5. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
          Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO over the aggregate Option Price of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the aggregate Option Price of the ISO.
          7.6 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.
          At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
          7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
          7.8 Non-Transferability of SARs. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
          7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.
Article 8. Restricted Stock and Restricted Stock Units
          8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.
          8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
          8.3 Transferability. Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

          8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. In the case of Restricted Stock and/or Restricted Stock Units granted to Covered Employees which awards are intended to constitute Performance Based Compensation the applicable performance goal(s) for such Awards shall be selected from those listed in Article 11.
          To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
          Except as otherwise provided in this Article 8 or under applicable law, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
          8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
          The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Arrow Electronics, Inc.
          8.6 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. There shall be no voting rights with respect to any Restricted Stock Units granted hereunder.
          8.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
          8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
Article 9. Performance Units/ Performance Shares

          9.1 Grant of Performance Units/ Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
          9.2 Value of Performance Units/ Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/ Performance Shares that will be paid out to the Participant. In the case of Performance Units and or Performance Shares granted to Covered Employees which awards are intended to constitute Performance Based Compensation the applicable performance goal(s) for such Awards shall be selected from those listed in Article 11.
          9.3 Earning of Performance Units/ Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/ Performance Shares shall be entitled to receive payout on the value and number of Performance Units/ Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
          9.4 Form and Timing of Payment of Performance Units/ Performance Shares. Payment of earned Performance Units/ Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/ Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/ Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee and as evidenced in the Award Agreement. The determination of the Committee with respect to the form of payout of such Awards and restrictions shall be set forth in the Award Agreement pertaining to the grant of the Award.
          9.5 Dividends and Other Distributions. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividend equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units and may be subject to such accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion and as evidenced in the Award Agreement.
          9.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
          9.7 Non-Transferability. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units/ Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.
Article 10. Cash-Based Awards and Other Stock-Based Awards
          10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

          10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
          10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met. In the case of Cash-Based Awards and/or Other Stock-Based Awards granted to Covered Employees which Awards are intended to constitute Performance Based Compensation the applicable performance goals for such Awards shall be selected from those listed in Article 11.
          10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
          10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards and Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards and Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
          10.7 Non-Transferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
Article 11. Performance Measures
          11.1 Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:
(a)	net income;

(b)	earnings per share;

(c)	sales growth;

(d)	income before taxes;

(e)	net operating profit;

(f)	return measures (including, but not limited to, return on assets, capital, equity, or sales);

(g)	cash flow (including, but not limited to, operating cash flow and free cash flow);

(h)	earnings before, interest, taxes, depreciation, and/or amortization;

(i)	operating margins including gross profit, operating expenses and operating income as a percentage of sales;

(j)	productivity ratios;

(k)	share price (including, but not limited to, growth measures and total shareholder return);

(l)	expense targets;

(m)	operating efficiency;

(n)	customer satisfaction;

(o)	working capital targets; and

(p)	economic value-added.
          Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.
          11.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
          11.3 Adjustment of Performance-Based Compensation. Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.
          11.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures in addition to or other than those set forth in Section 11.1.
Article 12. Covered Employee Annual Incentive Award
          Notwithstanding any other provision of this Plan to the contrary, for each Plan Year a Covered Employee Annual Incentive Award shall be paid to any Participant who is an executive officer of the Company and, in the Committee’s determination, is likely to be a “covered employee” within the meaning of Section 162(m) of the Code only in accordance with the provisions of this Article. Within the first ninety (90) days of each Plan Year, the Committee shall establish (i) the performance goals, selected from the list of Performance Measures in Section 11.1, that must be achieved in order for a Covered Employee Annual Incentive Award to be paid to any Covered Employee for the Plan Year, and (ii) the amount of each Covered Employee’s Covered Employee Annual Incentive Award that could be paid based on attainment of such performance goals for the Plan Year. As soon as practicable following the end of each Plan Year, the Committee shall certify whether each Covered Employee otherwise satisfied the requirements of this Plan to receive a Covered Employee Annual Incentive Award. Upon the Committee’s certification thereof, the Covered Employee Annual Incentive Awards shall be paid to the Covered Employees or such lesser amounts as the Committee in its discretion shall prescribe taking into account the otherwise applicable provisions of this Plan and the performance of the Company and the Covered Employees during the Plan Year, provided that such action does not preclude the Covered Employee Annual Incentive Award to any Covered Employee from qualifying as performance based compensation under Section 162(m) of the Code. The Committee shall not exercise any discretion in its administration of the Plan that would be inconsistent with the purposes of Section 162(m) of the Code.
Article 13. Non-Employee Director Awards
          13.1 Non-Employee Director Awards. Non-Employee Directors may only be granted Awards under the Plan in accordance with this Article 13 and which shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Non-employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Non-Employee Director serves, service of a Non-Employee Director as the chair of a Committee of the Board, service of a Non-Employee Director as Chairman of the Board, or the first selection or appointment of an individual to the Board as a Non-Employee Director. Subject to the limits set forth in Section 4.1(d) and the foregoing, the Board shall grant such Awards to Non-Employee Directors and the Non-Employee Chairman of the Board, and grant New Non-Employee Director Awards, as it shall from time to time determine.
          13.2 Non-Employee Director Deferrals.
(a)
Mandatory Deferral: Fifty percent (50%) of each payment comprising any annual retainer fees payable by the Company to each Non-Employee Director shall automatically be withheld by the Company and deferred hereunder, except to the extent that the Non-Employee Director has made an Optional Deferral Election in accordance with Section 13.2(b).

(b)
Optional Deferral Elections: A Non-Employee Director may submit a written election to the Secretary of the Company not to have the deferral provisions of Section 13.2(a) apply to the Non- Employee Director’s retainer fees or to have a deferral of a percentage other than fifty percent (50%) apply (an “Optional Deferral Election”) as follows:

(i)	Prior to the Effective Date of the Plan, each Non-Employee Director may submit an Optional Deferral Election, which may specify that no portion of the Non-Employee Director’s retainer fees will be deferred under Section 13.2 or that a selected percentage other than fifty percent (50%) of the Non-Employee Director’s retainer fees will be deferred under Section 13.2. Such Optional Deferral Election will be effective unless and until it is revoked in writing.

(ii)
Each Non-Employee Director initially elected after the Effective Date of the Plan may submit an Optional Deferral Election prior to the Non-Employee Director’s receipt of any portion of any retainer fee which may specify that no portion of the Non-Employee Director’s retainer fees will be deferred under Section 13.2 or that a selected percentage other than fifty percent (50%) of the Non-Employee Director’s retainer fees will be deferred under Section 13.2, such Optional Deferral Election will be effective unless and until it is revoked in writing.

(iii)
On an ongoing basis, each Non-Employee Director who has not made a standing Optional Deferral Election may make an Optional Deferral Election requesting the cessation of deferrals from his or her future payments of annual retainer fees or specifying that a selected percentage other than fifty percent (50%) of the Non-Employee Director’s retainer fees will be deferred under Section 13.2. In addition, any Non-Employee Director who has previously made a standing Optional Deferral Election may submit a new Optional Deferral Election, which will supersede the prior Optional Deferral Election. Any such election will take effect as of the commencement of the calendar year following the year in which the election is made and will be honored unless and until it is revoked in writing prior to the commencement of the calendar year in which such revocation is to become effective. However, any amounts deferred prior to the effective date of the new Optional Deferral Election will continue to be deferred under Section 13.2.

(c)
Maintenance of Deferred Accounts: A recordkeeping account shall be established and maintained in the name of each Non-Employee Director. Amounts which are deferred hereunder shall be converted into units (“Units”) based on the Fair Market Value of the Company’s common stock, and such Units (including any fractional Units) shall be credited to the Non-Employee Director’s account. The conversion and crediting of deferrals shall occur as of the date that such deferred amounts would otherwise have been payable to the Non- Employee Director. Dividend equivalents earned on the basis of whole Units previously credited to a Non-Employee Director’s account shall be credited to the Non-Employee Director’s account as Units, including fractional Units, on the date any such dividend has been declared to be payable on Shares. Units, excluding fractional Units, shall earn dividend equivalents from the date such Units are credited to a Non-Employee Director’s account until the date such Units are converted into Shares and distributed. Dividend equivalents shall be computed by multiplying the dividend paid per Share during the period Units are credited to a Non-Employee Director’s account times the number of whole Units so credited, but Units shall earn such dividend equivalents only as, if, and when dividends are declared and paid on Shares.

(d)
Method of Distribution of Deferrals: No distribution of deferrals may be made except as provided in this Section 13.2(d) or in a deferral agreement between the Company and a Non-employee Director. As of the last business day of the calendar month in which a Non-Employee Director’s service as a director of the Company ceases, each whole Unit then credited to the Non-Employee Director’s deferral account shall be converted into one Share and any fractional Unit shall be converted into cash by multiplying such fraction by the Fair Market Value of a Share as of such date. Such Shares and cash shall be distributed to the Non-Employee Director in a single lump sum, as soon as practicable following such date. At the written request of a Non-Employee Director, the Board of Directors, in its sole discretion, may accelerate payment of amounts deferred hereunder, upon a showing of unforeseeable emergency by such Non-Employee Director. For purposes of this paragraph, “unforeseeable emergency” is defined as severe financial hardship resulting from extraordinary and unanticipated circumstances arising as a result of one or more recent events beyond the control of the Non-Employee Director. In any event, payment may not be made to the extent such emergency is or may be relieved: (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Non-Employee Director’s assets, to the extent the liquidation of such assets would not, itself, cause severe financial hardship; and (3) by cessation of deferrals under the Plan. Examples of events that are not considered to be unforeseeable emergencies include the need to send a Non-Employee Director’s child to college or the desire to purchase a home.

Article 14. Dividend Equivalents
          Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.
          Dividend equivalents granted with respect to Options or SARs that are intended to be Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.
Article 15. Beneficiary Designation
          Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
Article 16. Deferrals
          The Committee may permit or, in an Award Agreement, require officers or Non-Employee Directors to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such officers or Non-Employee Directors by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, Covered Employee Annual Incentive Awards, Other Stock-Based Awards, or Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.
Article 17. Rights of Participants
          17.1 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service as a Director or Third Party Service Provider for any specified period of time.
          Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
          17.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
          17.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
          17.4 No Third Party Beneficiaries. This Plan does not confer any right or remedy other than to Participants, the Company, and their respective permitted successors and assigns, and no action may be brought against the Company, the Board, the Committee, or any of the Committee’s delegates by any third party claiming as a third party beneficiary to the Plan or any Award Agreement.
Article 18. Corporate Events
          Unless otherwise set forth in the Award Agreement, upon a dissolution or liquidation of the Company, or a sale of substantially all of the assets of the Company, its Subsidiaries, and its Affiliates and the acquiring entity does not substitute new and equivalent Awards for the outstanding Awards hereunder, or a merger or consolidation in which the surviving corporation does not substitute new and equivalent Awards for the outstanding Awards hereunder, (each a “Corporate Event”) each Participant shall be given at least ten days prior written notice of the occurrence of such Corporate Event, every Award outstanding hereunder shall become fully vested and exercisable, all restrictions on such Awards shall lapse and each Participant may exercise any Award that is in the form of an Option or SAR, in whole or in part, prior to or simultaneously with such Corporate Event. Unless otherwise set froth in the Award Agreement, upon the occurrence of any such Corporate Event, any Option or SAR not exercised pursuant hereto shall terminate. Unless otherwise set forth in the Award Agreement, furthermore, upon the occurrence of a Corporate Event, the Company shall have the option to cancel every outstanding Award hereunder (other than Options and SARs outstanding the cancellation which would be handled by the preceding sentence) and to pay the holder of such Awards the value of those Awards as determined by the Board or Committee in their sole discretion.
Article 19. Amendment, Modification, Suspension, and Termination
          19.1 Amendment, Modification, Suspension, and Termination. Subject to Section 19.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Sections 4.4 and 6.11 hereof, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, and, if applicable, the New York Stock Exchange Listed Company Manual.
          19.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-recurring Events. The Committee shall, as and in the manner it deems necessary or appropriate, make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual, unforeseen or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof, restructuring charges and income or expenses related to acquisitions and dispositions, tax and litigation settlements, and capital projects not contemplated at the time an Award was made) affecting the Corporation or the financial statements of the Corporation or of changes in applicable laws, regulations, or accounting principles, in order to prevent the unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments shall be conclusive and binding on Participants under the Plan.
          19.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award or any predecessor plans.
Article 20. Withholding
          20.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

          20.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, the Committee may decide to permit Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. If permitted by the Committee, all Participant elections related to share withholding shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 21. Successors
          All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 22. General Provisions
          22.1 Forfeiture Events.
(a)
The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)
If Section 304 of the Sarbanes-Oxley Act of 2002 applies to any Award or payment in settlement of any Award, the Participant shall and hereby agrees to reimburse the Company for any such amounts or Awards as provided by Section 304 of the Sarbanes-Oxley Act of 2002.

          22.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
          22.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
          22.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
          22.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
          22.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

          22.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
          22.8 Investment Representations. The Committee may require any person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
          22.9 Employees, Directors, Third Party Service Providers, and Participants Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, Third Party Service Providers, or Participants, the Committee, in its sole discretion, shall have the power and authority to:
(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Employees, Directors, Third Party Service Providers, or Participants outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Directors, Third Party Service Providers, or Participants outside the United States to comply with applicable foreign laws;

(d)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
          Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
          22.10 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
          22.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.
          22.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
          22.13 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.
          22.14 Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
          22.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
          22.16 Right of First Refusal. Unless otherwise set forth in the Award Agreement, shares acquired under the Plan by a Participant may not be sold or otherwise disposed of in any way (including a transfer or gift or by reason of the death of the Participant) until the Participant (or his legal representative, legatee or distributee of his or her estate) first offers to sell the Shares to the Company as herein provided. The price per Share at which the Shares shall be offered to the Company shall be the closing price per Share reported on the Consolidated Tape (as such price is reported in the Wall Street Journal or if such publication is unavailable then Reuters) on the date the Participant’s offer is received by the Secretary of the Company. If the Company fails to accept the offer to purchase such Shares within seven days after such date, the Shares shall thereafter be free of all restrictions under the Plan.
          22.17 Ratification of Actions. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through each Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
          22.18 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of New York excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
          22.19 Jury Waiver. Every Participant, every person claiming under or through a Participant, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Plan or any Award Agreement issued pursuant to the Plan.

VOTE BY INTERNET — www.proxyvote.com You may use the internet to vote and to access proxy materials until 11:59 p.m. Eastern Daylight Time, May 1, 2008, the day before the Annual Meeting. VOTE BY PHONE — 1-800-690-6903 C/O BNY MELLON SHAREOWNER SERVICES Use any telephone to transmit your voting instructions until 11:59 P.M. Eastern Daylight Time the day before the Annual Meeting. Have your 480 WASHINGTON BLVD proxy card in hand when you call and then follow the instructions. JERSEY CITY, NJ 07310 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Arrow Electronics, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Arrow Electronics, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ARREL1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ARROW ELECTRONICS, INC. Vote On Directors For Withhold For All To withhold authority to vote for any individual 1. Authority to vote FOR the election of directors in All All Except nominee(s), mark “For All Except” and write the accordance with the accompanying Proxy Statement. number(s) of the nominee(s) on the line below. Nominees: 01) Daniel W. Duval 07) Michael J. Long 0 0 0 02) Gail E. Hamilton 08) Karen Gordon Mills 03) John N. Hanson 09) William E. Mitchell 04) Richard S. Hill 10) Stephen C. Patrick 05) M.F. (Fran) Keeth 11) Barry W. Perry 06) Roger King 12) John C. Waddell Vote On Proposals For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal 0 0 0 year ending December 31, 2008 3. Proposal to Amend the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan 0 0 0 For address changes and/or comments, please 0 check this box and write them on the back where indicated. If acting as attorney, executor, trustee or in other representative capacity, please sign name and title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Internet and telephone voting is available through 11:59 PM Eastern Daylight Time on Thursday, May 1, 2008. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or by telephone, you do NOT need to mail your proxy card. You can view the Arrow Annual Report and Proxy Statement on the Internet at: www.arrow.com/annualreport2007 and at www.proxyvote.com T Detach here . T PROXY ARROW ELECTRONICS, INC. PROXY for Annual Meeting of Shareholders, May 2, 2008 This Proxy is Solicited by the Board of Directors The undersigned hereby appoints William E. Mitchell, Peter S. Brown and Paul J. Reilly, and any one or more of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 2, 2008, at 11:00 a.m., at the Grand Hyatt New York, 109 East 42nd Street, New York, New York, or any adjournments thereof, as set forth on the reverse hereof. This proxy is being solicited by the management and will be voted as specified. If not otherwise specified, it will be voted for the directors and the proposals, and otherwise in accordance with management’s discretion. Please Return This Proxy Promptly in the Enclosed Envelope Address Changes/Comments: ___(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)